                                                                EXHIBIT 10.5


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                          LOAN AND SECURITY AGREEMENT




                                 BY AND BETWEEN
                             LFS ACQUISITION CORP.
                                      AND
                          FOOTHILL CAPITAL CORPORATION

                            DATED AS OF MAY 31, 1995


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
                               TABLE OF CONTENTS


                                                                                                                            Page
1.       DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.3     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.4     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.5     Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

2.       LOAN AND TERMS OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.1     Revolving Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.2     Letters of Credit and Letter of Credit Guarantees    . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.3     Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.4     Overadvances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.5     Interest: Rates, Payments, and Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.6     Crediting Payments; Application of Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.7     Statements of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.8     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

3.       CONDITIONS; TERM OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

         3.1     Conditions Precedent to Initial Advance, L/C, or L/C Guaranty, and Conditions Subsequent . . . . . . . . .   15
         3.2     Conditions Precedent to All Advances, L/Cs, or L/C Guarantees  . . . . . . . . . . . . . . . . . . . . . .   17
         3.3     Term; Automatic Renewal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.4     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.5     Early Termination by Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.6     Termination Upon Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

4.       CREATION OF SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.1     Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.2     Negotiable Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.3     Collection of Accounts, General Intangibles, Negotiable Collateral . . . . . . . . . . . . . . . . . . . .   19
         4.4     Delivery of Additional Documentation Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.5     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.6     Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

5.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.1     No Prior Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.2     Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.3     Eligible Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21





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
         5.4     Location of Inventory and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.5     Inventory Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.6     Location of Chief Executive Office; FEIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.7     Due Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.8     Due Authorization; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         5.10    No Material Adverse Change in Financial Condition    . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.11    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.12    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.13    Environmental Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.14    Reliance by Foothill; Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

6.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         6.1     Accounting System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         6.2     Collateral Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         6.3     Schedules of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         6.4     Financial Statements, Reports, Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         6.5     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.6     Guarantor Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.7     Designation of Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.8     Store Openings and Closings and Rent Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.9     Title to Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.10    Maintenance of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.11    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.12    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.13    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.14    No Setoffs or Counterclaims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.15    Location of Inventory and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.16    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.17    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

7.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         7.2     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         7.3     Restrictions on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         7.4     Extraordinary Transactions and Disposal of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.5     Change Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.6     Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.7     Restructure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.8     Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.9     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.10    Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.11    Consignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30





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
         7.12    Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         7.13    Accounting Methods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.14    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.15    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.16    Suspension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.17    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.18    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         7.19    Change in Location of Chief Executive Office; Inventory and Equipment with Bailees . . . . . . . . . . . .   31

8.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

9.       FOOTHILL'S RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.1     Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.2     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

10.      TAXES AND EXPENSES REGARDING THE COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

11.      WAIVERS; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         11.1    Demand; Protest; etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         11.2    Foothill's Liability for Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         11.3    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

12.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

14.      DESTRUCTION OF BORROWER'S DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

15.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.1    Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.2    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.3    Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.4    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.5    Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.6    Amendments in Writing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         15.7    Counterparts; Telefacsimile Execution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         15.8    Revival and Reinstatement of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         15.9    Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40





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SCHEDULES

         Schedule E-1     Eligible Inventory
         Schedule P-1     Permitted Liens
         Schedule 5.9     Litigation
         Schedule 6.15    Location of Inventory and Equipment





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
                          LOAN AND SECURITY AGREEMENT


         This LOAN AND SECURITY AGREEMENT, is entered into as of May 31, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and LFS ACQUISITION CORP., a Delaware corporation ("Borrower"), with its chief executive office located at 801 Sentous Avenue, City of Industry, California 91784.

         The parties agree as follows:

         1.      DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of an Account.

         "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Loan and Security Agreement and any written extensions, riders supplements, notes, amendments, or modifications to or in connection with this Loan and Security Agreement.

         "Authorized Officer" means any officer of Borrower.

         "Average Unused Portion of Maximum Amount" means (a) the Maximum Amount; less (b) the sum of: (i) the average Daily Balance of advances made by Foothill under Section 2.1 that were outstanding during the immediately preceding month; plus (ii) the average Daily Balance of the undrawn standby L/Cs and L/C Guarantees (and in the case of commercial L/Cs and L/C Guarantees, fifty percent (50%) of the average Daily Balance of the undrawn L/Cs and L/C Guarantees) issued by Foothill under Section 2.2 that were outstanding during the immediately preceding month.

         Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section  101 et seq.), as amended, and any successor statute.

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Borrower's Cost" means Borrower's landed cost of Inventory, as determined by Borrower based upon a calculation reasonably acceptable to Foothill.

         "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information.

         "Borrowing Base" has the meaning set forth in Section 2.1.

         "Business Day" means any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

         "Change of Control" shall be deemed to have occurred at such time as a "person' or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors.

         "Closing Date" means the date of the initial advance or the date of the initial issuance of an L/C or an L/C Guaranty, whichever occurs first.

         "Code" means the California Uniform Commercial Code.

         "Collateral" means each of the following: the Accounts; Borrower's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Borrower which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower and its subsidiaries calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current assets.

         "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its subsidiaries, calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all advances outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

         "Daily Balance" means the amount of an Obligation owed at the end of a given day.

         "Early Termination Premium" has the meaning set forth in Section 3.5.

         "Eligible Inventory" means Inventory consisting of first quality finished goods (not defective goods or "seconds") held for sale in the ordinary course of Borrower's business (net of all capitalized distribution center costs and net of shrinkage reserves which may be adjusted by Foothill from time to time in its reasonable discretion based upon historical shrinkage levels), that is acceptable to Foothill in all respects, that is located at Borrower's premises identified on Schedule E-1 or that is in transit to Borrower if: (a) title to such Inventory has been transferred to Borrower and the Inventory is in route to Borrower via a third party carrier, (b) the Inventory is insured to Foothill's satisfaction and (c) documentation regarding such Inventory is acceptable to Foothill, and such Inventory strictly complies with all of Borrower's representations and warranties to Foothill. If Eligible Inventory is in transit to Borrower and has been acquired pursuant to a Foothill L/C or L/C Guarantee, the L/C or L/C Guarantee must have been drawn upon. Eligible Inventory shall not include slow moving Inventory (meaning Inventory held by Borrower in excess of one (1) year at any time during the first twelve (12) months following the Closing Date, and thereafter meaning Inventory at any time held by Borrower for more than six (6) months) or obsolete items, restrictive or custom items, raw materials, work-in-process, components that are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to Foothill's perfected security interests, and Inventory acquired on consignment.

         "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, leasehold improvements, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Borrower in any of the foregoing, and all attachments, accessories; accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States of America, together with all regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which, within the meaning of Section 414 of the IRC, is: (i) under common control with Borrower; (ii) treated, together with Borrower, as a single employer; (iii) treated as a member of an affiliated service group of which Borrower is also treated as a member; or (iv) is otherwise aggregated with the Borrower for purposes of the employee benefits requirements listed in IRC Section 414(m)(4).

         "ERISA Event" means any one or more of the following: (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (ii) a Prohibited Transaction with respect to any Plan; (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make;
(vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (ix) a violation of the applicable requirements of Sections 404 or 405 of ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary or disqualified person with respect to any Plan for which Borrower or any ERISA Affiliate may be directly or indirectly liable.

         "Event of Default" has the meaning set forth in Section 8.

         "Excess Cash Flow" means an amount equal to one half (50%) of the amount of Borrower's net income, plus depreciation, minus Borrower's capital expenditures and required principal payments on Indebtedness, for the following fiscal years in excess of the Base Amount set forth below for each such year:

         Fiscal Year Ending       Base Amount
         January 31, 1996         $1,500,000
         January 31, 1997         $4,000,000
         January 31, 1998         $6,000,000

         "FEIN" means Federal Employer Identification Number.

         "Foothill" has the meaning set forth in the preamble to this Agreement.

         "Foothill Expenses" means all: costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Foothill to third Persons; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

         "Frost Hanna" means Frost Hanna Acquisition Group, Inc., a Florida corporation.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods and Accounts.

         "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;
(c) any flammable
substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

         "Holtzman" means Holtzman's Little Folk Shop, Inc., a California corporation.

         "Indebtedness" means: (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capitalized leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; and (f) all obligations of Borrower to Woolworth evidenced by the Promissory Note issued by Borrower to Woolworth pursuant to the Purchase Agreement, but excluding any obligations thereunder payable solely from Borrower's excess cash flow.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Kinney" means Kinney Shoe Corporation, a New York corporation.

         "L/C" has the meaning set forth in Section 2.2(a).

         "L/C Guaranty" has the meaning set forth in Section 2.2(a).

         "Loan Documents" means this Agreement, the Lock Box Agreements, the Holtzman Continuing Guaranty and Security Agreement (Trademarks), subordination agreements with other holders of Indebtedness, any note or notes executed by Borrower and payable to

Foothill, and any other agreement entered into by the parties hereto in connection with this Agreement.

         "Lock Box" has the meaning provided in the respective Lock Box Agreements.

         "Lock Box Agreements" means those certain Blocked Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lock Box Banks.

         "Lock Box Banks" means First Interstate Bank of California.

         "Maximum Amount" has the meaning set forth in Section 2.1.

         "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the IRC in which employees of Borrower or an ERISA Affiliate participate or to which Borrower or any ERISA Affiliate contribute or are required to contribute.

         "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor) and chattel paper.

         "Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Foothill under any outstanding L/Cs or L/C Guarantees, premiums, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees (including Early Termination Premiums), guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

         "Overadvance" has the meaning set forth in Section 2.4.

         "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         "Permitted Liens" means: (a) liens and security interests held by Foothill; (b) liens for unpaid taxes that are not yet due and payable; (c) liens and security interests set forth on Schedule P-1 attached hereto; (d) purchase money security interests and liens of lessors under leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.10, and so long as the security interest or lien only secures the purchase price of the asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto; (f) obligations and duties as lessee under any lease existing on the date of this Agreement; and (g) mechanics', materialmen's, warehousemen's, or similar liens.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

         "Prohibited Transaction" means any transaction described in Section 406 of ERISA, which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c) of the IRC.

         "Purchase Agreement" means that certain Purchase Agreement, dated as of February 3, 1995, among Borrower, Kinney and Woolworth, as amended from time to time.

         "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the IRC which Borrower or any ERISA Affiliate sponsors, maintains, or to which any such person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

         "Reference Rate" means the highest of the variable rates of interest, per annum, most recently announced by (a) Bank of America, N.T. & S.A., (b) Mellon Bank, N.A., or (c) Citibank, N.A., or any successor to any of the foregoing institutions, as its "prime rate" or "reference rate," as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

        "Renewal Date" has the meaning set forth in Section 3.3.

         "Reportable Event" means any event described in Section 4043 (other than Subsections (b)(7) and (b)(9)) of ERISA.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "Subordinated Indebtedness" means Indebtedness in the aggregate principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000), evidenced by various Bridge-Notes, of even date herewith, in which Borrower is the maker.

         "Tangible Net Worth" means, as of the date any determination thereof is to be; made, the difference of: (a) Borrower's total stockholder's equity plus Subordinated Indebtedness and Indebtedness to Woolworth pursuant to the Purchase Agreement; minus (b) the sum of: (i) all intangible assets of Borrower; (ii) all of Borrower's prepaid expenses; and (iii) all amounts due to Borrower from Affiliates, calculated on a consolidated basis.

         "Unfunded Benefit Liability" means the excess of a Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the IRC for the applicable plan year.

         "Voidable Transfer" has the meaning set forth in Section 15.8.

         "Woolworth" means Woolworth Corporation, a New York corporation.

         "Working Capital" means the result of subtracting Consolidated Current Liabilities from Consolidated Current Assets.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein,' "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.      LOAN AND TERMS OF PAYMENT.

                 2.1      REVOLVING ADVANCES.

                          (a)     Subject to the terms and conditions of this
Agreement, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the Borrowing Base. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to:

                 (1) During the months of January through April and July, August and December of each year, the lower of: thirty percent (30%) of the retail selling price of Eligible Inventory or sixty percent (60%) of Borrower's Cost of Eligible Inventory, and

                 (2) During the months of September through November and May and June of each year, the lower of: thirty five percent (35%) of the retail selling price of Eligible Inventory, or sixty five percent (65%) of Borrower's Cost of Eligible Inventory.

                          (b)     Anything to the contrary in Section 2.1 (a)
above notwithstanding, Foothill may reduce its advance rates based upon Eligible Inventory without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                          (c)     Foothill shall have no obligation to make
advances hereunder to the extent they would cause the outstanding Obligations to exceed Twenty Million Dollars ($20,000,000) ("Maximum Amount").

                          (d)     Foothill is authorized to make advances under
this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower, or without instructions if pursuant to Section 2.5(d). Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                 2.2      LETTERS OF CREDIT AND LETTER OF CREDIT GUARANTEES.

                          (a)     Subject to the terms and conditions of this
Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower. The aggregate face amount of such L/Cs, and L/C Guarantees cannot exceed Ten Million Dollars ($ 10,000,000), and the aggregate face amount of standby L/Cs and L/C Guarantees plus fifty percent (50%) of the aggregate face amount of commercial L/Cs or L/C Guarantees (which require delivery of finished Inventory as a drawing condition) cannot exceed the Borrowing Base less the amount of advances outstanding pursuant to Section
2.1. Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each such L/C (including those that are the subject of L/C Guarantees) shall have an expiry date no later than thirty (30) days prior to the date on which this Agreement is scheduled to terminate under Section 3.3 (without regard to any potential renewal term) and all such L/Cs and L/C Guarantees shall be in form and substance acceptable to Foothill in its sole discretion. Foothill shall not have any obligation to issue L/Cs or L/C Guarantees to the extent that the face amount of all outstanding L/Cs and L/C Guarantees, plus the amount of advances outstanding pursuant to Section 2.1, would exceed the Maximum Amount. The L/Cs and the L/C Guarantees issued under this Section 2.2 shall be used by Borrower, consistent with this Agreement, for its general working capital purposes or to support its obligations with respect to workers' compensation premiums or other similar obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed to be an advance made by Foothill to Borrower pursuant to Section 2.1 and, thereafter, shall bear interest at the rates then applicable under Section 2.5.

                          (b)     Borrower hereby agrees to indemnify, save,
defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any L/Cs or L/C Guarantees except where such loss, cost, expense or liability results from

Foothill's gross negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guaranteed by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the L/Cs or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

                          (c)     Borrower hereby authorizes and directs any
bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents; and other writings and property received by the issuing bank pursuant to the letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with the letter of credit and the related application. Borrower may or may not be the "applicant" or "account party' with respect to such letter of credit.

                          (d)     Any and all service charges, commissions,
fees (including an annual fee in the amount of not less than one percent (1%) per annum), and third party costs incurred by Foothill relating to the L/Cs guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill. On the first day of each month, Borrower will pay Foothill a fee equal to one percent (1.0%) per annum times the actual Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month. Service charges, commissions, fees, and third party costs may be charged to Borrower's loan account at the time the service is rendered or the cost is incurred.

                          (e)     Immediately upon the termination of this
Agreement, Borrower agrees to either: (i) provide cash collateral to be held by Foothill in an amount equal to the maximum amount of Foothill's obligations under L/Cs plus the maximum amount of Foothill's obligations to any Person under outstanding L/C Guarantees, or (ii) cause to be delivered to Foothill releases of all of (Foothill's obligations under its outstanding L/Cs and L/C Guarantees. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e). All cash collateral held by Foothill shall be placed in an interest bearing account and shall be returned to Borrower by Foothill when the L/Cs and L/C Guarantees are no longer outstanding.

                 2.3      INTENTIONALLY OMITTED.

                 2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2-2 is greater than either the dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay noncontingent Obligations and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to L/Cs or L/C Guarantees which cash collateral shall be returned to Borrower by Foothill when the L/Cs and L/C Guarantees are no longer outstanding.

                 2.5      INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

                          (a)     Interest Rate.  All Obligations, except for
undrawn L/Cs and L/C Guarantees, shall bear interest, on the actual Daily Balance, at a per annum rate of one and one-quarter (1.25) percentage points above the Reference Rate.

                          (b)     Default Rate.  All Obligations, except for
undrawn L/Cs and L/C Guarantees, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to four and one-quarter (4.25) percentage points above the Reference Rate. From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to four percent (4.0%) per annum times the actual Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

                          (c)     Minimum Interest.  In no event shall the rate
of interest chargeable hereunder be less than seven and one-quarter percent (7.25%) per annum. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder.

                          (d)     Payments.  Interest hereunder shall be due
and payable on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), and all installments or other payments due under any note or other Loan Document to Borrower's loan account, which amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                          (e)     Computation.  The Reference Rate as of this
date is nine percent (9.0%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. The rates of interest charged hereunder shall be based upon the average Reference Rate in effect during the month. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                          (f)     Intent to Limit Charges to Maximum Lawful
Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing this Agreement, intend to legally agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                 2.6 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any wire transfer of funds, check, or other item of payment by Foothill (whether from transfers to Foothill by the Lock Box Banks pursuant to the Lock Box Agreements or otherwise) immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for one
(1) Business Day of 'clearance' at the applicable rates set forth in Sections 2.5(a) and 2.5(b) (applicable to advances under Section 2.1) on all collections, checks, wire transfers, or other items of payment that are received by Foothill (regardless of whether forwarded by the Lock Box Banks to Foothill, whether provisionally applied to reduce the Obligations, or otherwise). This across-the-board one (1) Business Day clearance charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and irrespective of the level of Borrower's Obligations to Foothill. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment shall be deemed received by Foothill only if it is received into Foothill's Operating Account (as such account is identified in the Lock Box Agreements) on or before 11:00 a.m. Los Angeles time. If any wire transfer, check, or other item of payment is received into Foothill's Operating Account (as such account is identified in the Lock Box Agreements) after 11:00 a.m. Los Angeles time it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                 2.7 STATEMENTS OF OBLIGATIONS. Foothill shall render statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Foothill by telefacsimile, recognized overnight courier service, or registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

                 2.8 FEES. Borrower shall pay to Foothill the following fees:

                          (a)     Closing Fee.  A one time closing fee of Two
Hundred Thousand Dollars ($200,000) which is earned, in full, on the Closing Date and is due and payable by Borrower to Foothill in connection with this Agreement on the Closing Date;

                          (b)     Unused Line Fee.  On the first day of each
month during the term of this Agreement, a fee in an amount equal to three eighths of one percent (.375%) per annum times the Average Unused Portion of the Maximum Amount;

                          (c)     Financial Examination, Documentation, and
Appraisal Fees. Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; Foothill's customary appraisal fee of One Thousand Five Hundred Dollars ($1,500) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Foothill or its agents. Prior to the occurrence of an Event of Default or Foothill deeming itself insecure, financial examinations will not be conducted more frequently than quarterly; and

                          (d)     Servicing Fee.  On the first day of each
month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Four Thousand Dollars ($4,000) per month.

         3.      CONDITIONS; TERM OF AGREEMENT.

                 3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE, L/C, OR L/C GUARANTY, AND CONDITIONS SUBSEQUENT. The obligation of Foothill to make the initial advance or to provide the initial L/C or L/C Guaranty is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                          (a)     the Closing Date shall occur on or before
June 30, 1995;

                          (b)     Borrower shall have consummated the
acquisition that is the subject of the Purchase Agreement;

                          (c)     Intentionally Omitted

                          (d)     Foothill shall have received each of the
following documents, duly executed, and each such document shall be in full force and effect:

                                    i)     Borrower hereby agrees to execute
and deliver the Lock Box Agreements upon Foothill's request;

                                   ii)     a Continuing Guaranty of the
Obligations from Holtzman;

                                  iii)     a Security Agreement (Trademarks)
from Holtzman; and

                                   iv)     a letter from Woolworth regarding
its promissory note and Transitional Services, as defined in the Purchase Agreement.

                          (e)     Foothill shall have received a certificate
from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute same;

                          (f)     Foothill shall have received copies of
Borrower's By-laws and Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                          (g)     Foothill shall have received a certificate of
corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

                          (h)     Borrower shall deliver to Foothill, within
thirty (30) days of the Closing Date, certificates of corporate status with respect to Borrower, such certificates to be issued by the Secretary of State of the states in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or properties and assets of Borrower, which certificates shall indicate that Borrower is in good standing;

                          (i)     Foothill shall have received the certified
copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.12 hereof, the form and substance of which shall be satisfactory to Foothill and its counsel;

                          (j)     Foothill shall have received duly executed
certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                          (k)     Foothill shall have received landlord waivers
from the lessor of Borrower's distribution center in City of Industry, California;

                          (l)     Borrower shall have not less than One Million
Five Hundred Thousand Dollars ($1,500,000) of cash or unused borrowing availability under this Agreement after payment of monies required to the paid on the Closing Date, net of any delinquencies on material obligations;

                          (m)     Borrower shall have not less than Three
Million Dollars ($3,000,000) of Common Stock and Preferred Stock issued for cash, plus Subordinated Indebtedness in the principal amount of not less than Four Million Two Hundred Fifty Thousand Dollars ($4,250,000);

                          (n)     Foothill shall have received an opinion of
Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion; and

                          (o)     all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                          The following conditions must be satisfied by
Borrower after the Closing Date:

                          (a)     Borrower shall use its best efforts to obtain
landlord waivers for all locations in states in which landlords have rights of distraint for rent that would have priority over Foothill's security interest in any of the Collateral; and

                          (b)     Within twelve (12) months of the Closing
Date, Borrower shall merge or consolidate with Frost Hanna, or Frost Hanna shall acquire all of Borrower's outstanding capital stock or assets in a transaction that is not taxable to Borrower, and immediately prior to such transaction, Frost Hanna's net worth shall be not less than Six Million Dollars ($6,000,000); and

                          (c)     Within sixty (60) days of the Closing Date,
the Lock Box shall be in effect and Woolworth shall no longer have access to proceeds of store sales.

                 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES, L/CS, OR L/C GUARANTEES. The following shall be conditions precedent to all advances, L/Cs, or L/C Guarantees hereunder:

                          (a)     the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such advance, L/C, or L/C Guaranty, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                          (b)     no Event of Default or event which with the
giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, L/C, or L/C Guaranty, nor shall either result from the making of the advance; and

                          (c)     no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the making of such advance or the issuance of such L/C or L/C Guaranty shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

                 3.3 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three (3) years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any anniversary of the Renewal Date by giving the other party at least sixty (60) days prior written notice by telefacsimile, recognized overnight courier service, or registered or certified mail, return receipt requested. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                 3.4 EFFECT OF TERMINATION. On the date of termination, all Obligations(including contingent reimbursement obligations under any outstanding L/Cs or L/C Guarantees) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide advances hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.3, but fails to pay all Obligations on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

                 3.5      EARLY TERMINATION BY BORROWER.  The provisions of
Section 3.3 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon sixty (60) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") in an amount equal to
(a) three percent (3.0%) of the Maximum Amount during the first year after the Closing Date, (b) two percent (2.0%) of the Maximum Amount during the second year after the Closing Date, and (c) one percent of the Maximum Amount during the third year after the Closing Date; provided, however, if Borrower terminates this Agreement as the result of Foothill's material breach hereunder, no Early Termination Premium need be paid.

                 3.6 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section
3.6 shall be deemed included in the Obligations.

         4.      CREATION OF SECURITY INTEREST.

                 4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, and other than sales of Inventory to buyers in the ordinary course of business and sales of Equipment in the aggregate amount of up of Fifty Thousand Dollars ($50,000) in any fiscal year, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

                 4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

                 4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. Foothill, Borrower, and the Lock Box Banks shall enter into the Lock Box Agreements, in form and substance satisfactory to Foothill in its sole discretion, pursuant to which all of Borrower's cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) will be forwarded to Foothill on a daily basis. At any time, Foothill or Foothill's designee may: (a) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Borrower.

                 4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

                 4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4; (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and
(g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

                 4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, during normal business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         5.      REPRESENTATIONS AND WARRANTIES.

                 Borrower represents and warrants to Foothill as follows:

                 5.1 NO PRIOR ENCUMBRANCES. Borrower has good and marketable title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

                 5.2      INTENTIONALLY OMITTED.

                 5.3 ELIGIBLE INVENTORY. All Eligible Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

                 5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.15, in transit, or as otherwise permitted by
Section 6.15.

                 5.5 INVENTORY RECORDS. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor in accordance with the retail method of accounting.

                 5.6 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 11-3264797.

                 5.7 DUE ORGANIZATION AND QUALIFICATION. Borrower is duly organized and existing and in good standing under the laws of the state of its incorporation and, within ten (10) days of the date hereof, will be qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral to Foothill.

                 5.8 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.

                 5.9 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations; except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.9; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not materially impair the prospect of repayment of the Obligations or materially impair the value or priority of Foothill's security interests in the Collateral.

                 5.10     NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION.
All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended, except that Borrower's fiscal year 1995 financial statements do not include the type of notes that would customarily be included in a financial statement prepared in accordance with GAAP, and interim financial statements do not reflect normal, non-material, year-end audit adjustments. There has not been a material adverse change in the financial condition of Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing
Date.

                 5.11 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower. Borrower is not engaged in a business or transaction, and is not about to engage in business or a transaction, for which Borrower's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices the industry in which Borrower is engaged.

                 5.12 EMPLOYEE BENEFITS. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC. Each Qualified Plan and Multiemployer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the IRC, and, to the best knowledge of Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities under Tide IV of ERISA with respect to any Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor with respect to any Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. No Plan subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than Borrower or an ERISA Affiliate or has otherwise engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer

Plan, or (y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrower. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Borrower and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the IRC.

                 5.13 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment; provided, however that the Borrower has been advised by certain landlords of its retail stores that such stores contain asbestos.

                 5.14 RELIANCE BY FOOTHILL; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each advance or issuance of an L/C or L/C Guaranty and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Foothill.

         6.      AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

                 6.1 ACCOUNTING SYSTEM. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may reasonably be requested by Foothill. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.

                 6.2 COLLATERAL REPORTS. Borrower shall deliver to Foothill, no later than the fifteen (15th) day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement, and a summary aging, by vendor, of all accounts payable and any book overdraft. Borrower shall deliver to Foothill, as Foothill may from time to time require, copies of collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Foothill, copies of all such documentation shall be held by Borrower as custodian for Foothill.

                 6.3 SCHEDULES OF ACCOUNTS. With such regularity as Foothill shall require, Borrower shall provide Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

                 6.4      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.
Borrower agrees to deliver to Foothill: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years (and forty-five (45) days after the end of each fiscal quarter), a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more subsidiaries, or Affiliates, or is a subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                          Together with the above, Borrower also shall deliver
to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the Collateral and financial condition of Borrower.

                          Each month, together with the financial statements
provided pursuant to Section 6.4(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer or chief executive officer to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP and fairly present the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                          Borrower shall have issued written instructions to
its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties (other than attorneys) to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business and financial condition.

                 6.5 TAX RETURNS. Borrower agrees to deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

                 6.6 GUARANTOR REPORTS. Borrower agrees to cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

                 6.7 DESIGNATION OF INVENTORY. Borrower shall now and from time to time hereafter, but not less frequently than weekly, execute and deliver to Foothill a designation of Inventory specifying the retail selling price of Borrower's Inventory and Borrower's Cost, and an aging of Borrower's Inventory and further specifying such other information as Foothill may reasonably request. Borrower will not include Inventory in transit in its Inventory reports until such Inventory has been paid for by draws under applicable letters of credit or has been acquired by Borrower without letter of credit financing.

                 6.8 STORE OPENINGS AND CLOSINGS AND RENT REPORTS. Borrower shall give Foothill reasonable prior notice of new store openings and closing of its stores. Except where Borrower is disputing its rent obligation in good faith, Borrower shall make timely payment of all rents on real property leases where Borrower is the lessee within applicable grace periods, and shall provide Foothill with a monthly report specifying the status of such payments. In the event that Borrower becomes delinquent in its rent payments, then Foothill can establish reserves against the Borrowing Base for the amount of any landlord liens arising from such delinquency.

                 6.9 TITLE TO EQUIPMENT. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                 6.10 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not, knowingly or willingly, permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                 6.11 TAXES. Except where the assessment or tax is being disputed by Borrower in good faith, all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

                 6.12     INSURANCE.

                          (a)     Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                          (b)     All such policies of insurance shall be in
such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten
(10) days prior written notice to Foothill before canceling its policy for any reason. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.
All proceeds payable under any such policy relating to Collateral shall be payable to Foothill to be applied on account of the Obligations.

                 6.13     FINANCIAL COVENANTS.  Borrower shall maintain:

                          (a) Current Ratio.  A ratio of Consolidated Current
Assets divided by Consolidated Current Liabilities of at least eighty five one hundredths to one (0.85:1.0), measured on a fiscal quarter-end basis;

                          (b)     Total Liabilities to Tangible Net Worth
Ratio. A ratio of Borrower's total liabilities (other than the Subordinated Indebtedness and Indebtedness to Woolworth pursuant to the Purchase Agreement) divided by Tangible Net Worth of not more than four and eight tenths to one (4.8:1.0), measured on a fiscal quarter-end basis at all times prior to Borrower's combination with Frost Hanna, and a ratio of not more than three and four tenths to one (3.4:1.0) thereafter;

                          (c)     Tangible Net Worth.  Tangible Net Worth of at
least Three Million Two Hundred Thousand Dollars ($3,200,000), measured on a fiscal quarter-end basis at all times prior to Borrower's combination with Frost Hanna, and at least Five Million Nine Hundred Thousand Dollars ($5,900,000) thereafter; and

                          (d)     Working Capital.  Working Capital of not less
than negative Four Million Three Hundred Thousand Dollars (-$4,300,000), measured on a fiscal quarter-end basis at all times prior to Borrower's combination with Frost Hanna, and not less than a negative Two Million Nine Hundred Thousand Dollars (-$2,900,000) thereafter.

                 6.14 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                 6.15 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall keep the Inventory and Equipment only at the locations identified on Schedule 6.15; provided, however, that Borrower may amend Schedule 6.15 so long as such amendment occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill.

                 6.16 COMPLIANCE WITH LAWS. Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral to Foothill.

                 6.17     EMPLOYEE BENEFITS.

                          (a)     Borrower shall deliver to Foothill a written
statement by the chief financial officer or chief executive officer of Borrower specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto promptly, and in any event within ten (10) days of becoming aware of any of them, and when known, any action taken or threatened by the Internal Revenue Service, PBGC, Department of Labor, or other party with respect thereto: (i) an ERISA Event with respect to any Plan; (ii) the incurrence of an obligation to pay additional premium to the PBGC under Section 4006(a)(3)(E) of ERISA with respect to any Plan; and (iii) any lien on the assets of Borrower arising in connection with any Plan.

                          (b)     Borrower shall also promptly furnish to
Foothill copies prepared or received by Borrower or an ERISA Affiliate of: (i) at the request of Foothill, each annual report (Internal Revenue Service Form 5500 series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules showing the amounts contributed to each Plan by or on behalf of Borrower or its ERISA Affiliates for the most recent three (3) plan years; (ii) all notices of intent to terminate or to have a trustee appointed to administer any Plan; (iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the IRC; (v) all written notices received with respect to a Multiemployer Plan concerning (x) the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (y) a termination described in
Section 4041A of ERISA, or (z) a reorganization or insolvency described in Subtitle E of Title IV of ERISA; (vi) the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the IRC by Borrower or any ERISA Affiliate; (vii) the adoption of any amendment to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC, if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or (viii) the commencement of contributions by Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC.

         7.      NEGATIVE COVENANTS.

                 Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

                 7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                          (a)     Indebtedness evidenced by this Agreement;

                          (b)     Indebtedness set forth in the latest
financial statements of Borrower submitted to Foothill on or prior to the Closing Date;

                          (c)     Indebtedness secured by Permitted Liens;

                          (d)     Indebtedness owed to Woolworth pursuant to
the Purchase Agreement;

                          (e)     Indebtedness incurred for remodeling of
stores;

                          (f)     The Subordinated Indebtedness; and

                          (g)     refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b), (c), (e) and (f) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

                 7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement liens secure only those assets or property that secured the original Indebtedness).

                 7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Except for a merger or consolidation with Frost Hanna, or the acquisition of Borrower's outstanding capital stock or assets by Frost Hanna in a transaction that is tax free to Borrower, enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any Substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

         7.4 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets (other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted).

         7.5 CHANGE NAME. Change Borrower's name without giving Foothill at least thirty (30) days prior written notice, or change its FEIN, business structure, or identity, or add any new fictitious name.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement or instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

         7.7 RESTRUCTURE. Except for a merger or consolidation with Frost Hanna, make any change in the principal nature of Borrower's business operations, or the date of its fiscal year.

         7.8 PREPAYMENTS AND AMENDMENTS. Prepay any Indebtedness owing to any third Person, except: (a) in connection with a refinancing permitted by
Section 7.1(d), (b) repayment of the Subordinated Indebtedness from proceeds of an equity investment, or (c) payments to Woolworth, in accordance with the Purchase Agreement, from Excess Cash Flow, as determined based upon Borrower's year end audited financial statements; or amend any of the terms of the Subordinated Indebtedness.

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control except for a merger or consolidation with, or sale of Borrower's outstanding capital stock to Frost Hanna.

         7.10 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, where the aggregate amount of such capital expenditures, made or committed for in the fiscal year ending January 31, 1996, is in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), or in any subsequent fiscal years is in excess of Three Million Five Hundred Thousand Dollars ($3,500,000).

         7.11 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.12 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

         7.13 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information if it is not provided to Foothill by Borrower promptly after a request by Foothill.

         7.14 INVESTMENTS. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or (except for employee loans and advances in an aggregate amount outstanding at any one time not to exceed One Hundred Thousand Dollars ($100,000)) make any loan, advance, or capital contribution to, any Person.

         7.15 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-affiliate.

         7.16 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.17 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors during any year by more than fifteen percent (15%) over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of the amount set forth in the schedule provided to Foothill by Borrower for Borrower's current fiscal year, or in excess of one hundred fifteen percent (115%) of that paid or accrued in the prior year for all subsequent fiscal years.

         7.18 USE OF PROCEEDS. Use the proceeds of the advances made hereunder for any purpose other than: (a) on the Closing Date, to pay or portion of the purchase price to Kinney and Woolworth pursuant to the Purchase Agreement; (b) to pay transactional fees, costs and expenses incurred in connection with this Agreement; and (c) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         7.19 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location and so long as, at the time of such written notification, Borrower provides any financing statements or Fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

        8.      EVENTS OF DEFAULT.

                Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement.

                8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

                8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill; provided, however, that Borrower's failure or neglect to comply with Sections 6.2 through 6.7, Sections 6.9, 6.11, and 6.17 shall not constitute an Event of Default hereunder unless such failure or neglect continues for ten (10) days or more;

                8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral;

                8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                8.5     If an Insolvency Proceeding is commenced by Borrower;

                8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to make additional advances or issue additional L/Cs or L/C Guarantees hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued of entered therein;

         8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof and the aggregate amount of such liens exceeds One Hundred Thousand Dollars ($100,000) at any one time, which amount shall be fully reserved under the Foothill credit facilities;

         8.9 If a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's properties or assets and the same is not satisfied or released within thirty (30) days thereafter;

         8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons, and such third Persons either accelerate the maturity of Borrower's obligations thereunder or such default results in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder, which right continues for more than thirty (30) days;

         8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

         8.13 If the obligation of any guarantor or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

         8.14 If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of Borrower: (i) the violation of any of the provisions of ERISA; (ii) the loss by a Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA, (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Plan under Sections 4041 or

4041A of ERISA, (vi) a complete or partial withdrawal of Borrower or an ERISA Affiliate from any Plan; (vii) the receipt of a notice by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; and (ix) the assessment against Borrower or any ERISA Affiliate of a tax under Section 4980B of the IRC; or (b) the Unfunded Benefit Liability of all of the Plans of Borrower and its ERISA Affiliates shall, in the aggregate, exceed One Hundred Dollars ($100).

         9.      FOOTHILL'S RIGHTS AND REMEDIES.

                 9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                          (a)     Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                          (b)     Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                          (c)     Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral and without affecting the Obligations;

                          (d)     Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                          (e)     Intentionally Omitted.

                          (f)     Without notice to or demand upon Borrower or
any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                          (g)     Without notice to Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lock Boxes), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                          (h)     Hold, as cash collateral, any and all
balances and deposits of Borrower held by Foothill, and any amounts received in the Lock Boxes, to secure the full and final repayment of all of the Obligations;

                          (i)     Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                          (j)     Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                          (k)     Foothill shall give notice of the disposition
of the Collateral as follows:

                                  (1)      Foothill shall give Borrower and
each holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                  (2)      The notice shall be personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least five (5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                                  (3)      If the sale is to be a public sale,
Foothill also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

            (l)     Foothill may credit bid and purchase at any public sale; and

            (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

                 9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

         10.     TAXES AND EXPENSES REGARDING THE COLLATERAL.

         If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance, premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could have a material adverse effect on Foothill's interests in the Collateral, even if Borrower is disputing such payment obligation in good faith, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.12, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owning.

         11.     WAIVERS; INDEMNIFICATION.

                 11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any tune held by Foothill on which Borrower may in any way be liable.

                 11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

                 11.3 INDEMNIFICATION. Borrower agrees to defend, indemnify, save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document, but excluding any such obligations, demands, claims, liabilities and losses directly caused or incurred by reason of the gross negligence or willful misconduct of the Person otherwise to be indemnified and held harmless under this Section 11.3, as determined by a final, non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement.

         12.     NOTICES.

                 Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered, or sent by registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier service, or by telefacsimile, to Borrower or to Foothill, as the case may be, at its address set forth below:

         If to Borrower:          LFS ACQUISITION CORP.
                                  801 Sentous Avenue
                                  City of Industry, California 91784
                                  Attn.:   Bernard Tessier,
                                           Chief Executive Officer
                                  Telefacsimile No. (818) 854-3127

         If to Foothill:          FOOTHILL CAPITAL CORPORATION
                                  11111 Santa Monica Boulevard
                                  Suite 1500
                                  Los Angeles, California 90025-3333
                                  Attn.: Business Finance Division Manager
                                  Telefacsimile No. (310) 479-2690

                 The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

         13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                 THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL BELIEVES THAT LEGAL OR EQUITABLE PROCEEDINGS ARE REQUIRED TO PROTECT OR ENFORCE ITS RIGHTS HEREUNDER AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.     DESTRUCTION OF BORROWER'S DOCUMENTS.

         All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

         15.     GENERAL PROVISIONS.

                 15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

                 15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations unless such consent specifically provides that Borrower shall be released. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

                 15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                 15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                 15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                 15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

                 15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                 15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                 15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered.



                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation


                                           By  /s/ PATRICIA McLOUGHLIN
                                             ---------------------------------
                                                   Patricia McLoughlin,
                                                   Vice President


                                           LFS ACQUISITION CORP.
                                           a Delaware corporation


                                           By  /s/ BERNARD TESSLER
                                             ---------------------------------
                                                   Bernard Tessler,
                                                   President

                            SCHEDULE 5.9 LITIGATION

                                      NONE

                          SCHEDULE P-1 PERMITTED LIENS

                                      NONE

                        SCHEDULE E-1 ELIGIBLE INVENTORY
                                      AND
               SCHEDULE 6.15 LOCATION OF INVENTORY AND EQUIPMENT

                                                                                                              ZIP
RM   DM    STORE #3  CENTER                        ADDRESS                        CITY                 STATE  CODE    TELEPHONE
52   333   12025     Atlantic Square               2130 S. Atlantic Blvd.         Monterey Park        CA     91754   (213) 721-2766
52   334   12026     Music Plus Plaza              9160 Foothill Blvd.            Rancho Cucamonga     CA     91730   (909) 989-9444
52   333   12027     Five Points                   11964 Garvey Ave.              El Monte             CA     91732   (818) 444-0489
51   326   12029     Sycamore Square               2837 Cochran, E                Simi Valley          CA     93065   (805) 581-1062
52   333   12031     Foothill Shopping Center      868 Alosta Ave.                Azusa                CA     91702   (818) 334-7504
52   334   12035     Wild West Center              854 Jackman St.                El Cajon             CA     92020   (619) 447-2559
51   326   12038     Reseda Shopping Center        18207 Sherman Way              Reseda               CA     91335   (818) 708-3803
52   339   12041     Park Plaza Center             862 N. Western Ave.            San Pedro            CA     90732   (310) 831-3330
51   326   12042     Northridge Plaza              8750 Corbin Avenue             Northridge           CA     91324   (818) 886-1255
52   339   12043     Lakewood Plaza                6269 E. Spring St.             Long Beach           CA     90808   (310) 421-6126
52   337   12044     Lake Forest                   23819 El Toro Rd., #8          Lake Forest          CA     92630   (714) 855-8244
51   337   12045     Encinitas Village             111 N. El Camino Real          Encinitas            CA     92024   (619) 942-9811
51   326   12046     Park Oaks Center              1754-A Moorpark Rd.            Thousand Oaks        CA     91360   (805) 497-0677
52   336   12047     Chino Towne Center            12131 Central Ave.             Chino                CA     91710   (909) 627-0290
52   332   12048     Foothill/Rosemead             3615 Foothill Blvd.            Pasadena             CA     91107   (818) 351-0777
52   334   12049     Central City Mall             677 2nd St.                    San Bernardino       CA     91408   (909) 889-6285
52   333   12053     North Downey                  9216 Lakewood Blvd.            Downey               CA     90240   (310) 861-1828
52   336   12054     Brookhurst Center             929 S. Brookhurst              Anaheim              CA     92804   (714) 533-7611
52   332   12055     Cornell Plaza                 1121 San Fernando Rd.          Burbank              CA     91504   (818) 848-6314
52   336   12056     Arlington Square              4060 Madison Ave.              Riverside            CA     92504   (909) 688-3203
52   336   12059     Chapman/Main                  1421 West Chapman Ave.         Orange               CA     92668   (714) 978-7119
52   337   12060     La Mesa Springs               8036 La Mesa Blvd.             La Mesa              CA     92041   (619) 462-7388
52   337   12061     Clairmont Square              4735 Clairmont Sq., A          San Diego            CA     92117   (619) 270-4253
52   333   12062     Alhambra Valley Center        904 E. Valley Blvd.            Alhambra             CA     91801   (818) 289-8684
52   332   12063     Granary Square Center         25870 McBean Parkway           Valencia             CA     91355   (805) 255-8096
52   337   12064     El Camino N. Center           2455-K Vista Way               Oceanside            CA     92054   (619) 439-0966
52   339   12066     Carson/Main Center            166 E. Carson St.              Carson               CA     90745   (310) 549-3105
51   326   12067     Santa Maria Plaza             230 E. Betteravia Rd., M       Santa Maria          CA     93454   (805) 928-7331
52   336   12068     Norwalk Town Center           11713 Rosecrans Ave.           Norwalk              CA     90650   (310) 929-6322
52   339   12070     Culver City                   3872 Midway                    Culver City          CA     90230   (310) 837-8040
51   326   12072     Telephone Road                4744 Telephone Rd., #6         Ventura              CA     93003   (805) 644-5909
52   334   12074     Hemet Valley                  3485 W. Florida Ave.           Hemet                CA     92543   (909) 929-3335
52   336   12075     Fullerton                     3208 E. Yorba Linda Blvd.      Fullerton            CA     92631   (714) 996-9072
52   332   12079     Eagle Rock Plaza              2700 Colorado Blvd.            Los Angeles          CA     90041   (213) 259-8545
51   321   12084     Silver Creek                  1783 E. Capitol Expressway     San Jose             CA     95121   (408) 274-6593
51   324   12085     Vineyard Center               740 W. Kettleman Lane          Lodi                 CA     95240   (209) 368-5023
51   324   12086     Mineral King                  4239 Mineral King Hwy.         Visalia              CA     90321   (209) 739-1351
51   324   12087     College Square                967 N. March Lane              Stockton             CA     95207   (209) 951-7224
51   324   12088     Stockdale Village             5550 Stockdale Hwy.            Bakersfield          CA     93309   (805) 322-0221
51   322   12089     Santa Rosa                    3575 Industrial Dr.            Santa Rosa           CA     95401   (707) 526-7848
51   321   12092     Westgate Mall                 1600 Saratoga Ave., #505       San Jose             CA     95129   (408) 374-2213
51   323   12093     Crestview Village             4754 Manzanita Ave.            Carmichael           CA     95608   (916) 972-7631
51   324   12094     Mervyn's Center               2801 McHenry Blvd.             Modesto              CA     95350   (209) 524-4680
51   321   12095     Westlake Mall                 37 Westlake Mall               Daly City            CA     94015   (415) 755-1555
51   321   12097     Northridge Center             1376 Northridge Center         Salinas              CA     93906   (408) 449-9401
51   322   12099     Dublin Place                  6948 Amador Plaza Road         Dublin               CA     94566   (510) 829-5767
51   324   12102     Olivewood Center              1366 W. Olive Ave.             Merced               CA     95340   (209) 722-5159
51   326   12103     Madonna Plaza                 269 Madonna Road               San Luis Obispo      CA     93405   (805) 543-8511
51   322   12104     Fairmont Square               15081 E. 14th St.              San Leandro          CA     94578   (510) 481-8033
51   327   12105     Deer Valley                   4155 W. Tunderbird Rd.         Phoenix              AZ     85023   (602) 938-4129
51   322   12107     Raley's Shopping Center       708-C Onstott Blvd.            Yuba City            CA     95991   (916) 673-0117
51   322   12108     Pinole Vista                  1502 N. Fitzgerald Ave.        Pinole               CA     94564   (510) 222-1058
51   321   12110     Princeton Plaza               1375 Blossom Hill Rd., #46     San Jose             CA     95118   (408) 266-9300
51   326   12112     Five Points Shopping Ct.      3963 State Street              Santa Barbara        CA     93105   (805) 964-8456

                                                                                                         ZIP
RM   DM    STORE #         CENTER                       ADDRESS                   CITY         STATE    CODE     TELEPHONE
- --   --    -------         ------                       -------                   ----         -----    ----     ---------
52   337   12113     Loma Square Center         3333 Rosecrans Ave.           San Diego         CA      92110   (619)222-7808
51   327   12114     Loma Vista Center          4620 Meadow Land, #83         Las Vegas         NV      89107   (702)870-8883
51   327   12115     Westridge                  7611 W. Thomas Rd., #37       Phoenix           AZ      85033   (602)849-5707
53   341   12116     Richland Pointe            5217 Rufe Snow Drive          N. Richland Hill  TX      76118   (817)485-2523
53   341   12118     Mervyn's Plaza             3725 W. Camp Wisdom Rd.       Dallas            TX      75237   (214)298-6692
53   341   12125     Market East                1515 N. Towneast, #147        Mesquite          TX      75150   (214)279-9265
53   347   12130     Steeplechase Mall          10805 Jones Road              Houston           TX      77065   (713)955-5375
53   347   12132     North Oaks Center          4603-C FM 1960, West          Houston           TX      77069   (713)580-2933
51   323   12137     Southgate Plaza            4204 Florin Road              Sacramento        CA      95823   (916)424-9930
51   322   12138     Grape Yard Center          3222 Jefferson St.            Napa              CA      94558   (707)253-8259
53   347   12139     Spencer Square             3614 Spencer Highway          Pasadena          TX      77504   (713)946-4140
53   343   12140     Walzam Plaza Ct.           5350 Walzam Plaza             San Antonio       TX      78218   (210)656-8956
53   343   12141     Valley View Ct.            8507-A Blanco Road            San Antonio       TX      78216   (210)377-1058
51   327   12144     Flagstaff Mall             4650 N. Highway 89, #C-16     Flagstaff         AZ      86004   (602)526-2321
53   347   12145     Palmer Plaza               3448 Palmer Highway           Texas City        TX      77590   (409)945-6364
53   346   12147     Town West                  2315 Richmond Rd., #3         Texarkana         TX      75503   (903)838-7695
53   347   12149     Culpepper Plaza            1663 Texas Ave., South        College Station   TX      77840   (409)764-8738
53   343   12152     Northwood Plaza            2900 W. Anderson Ln., #16     Austin            TX      78704   (512)458-3002
53   343   12153     Brodie Oaks                4220 S. Lamar Blvd., #400     Austin            TX      78704   (512)447-9447
53   347   12156     Deerbrook/Commons          9606 FM 1960 Bypass           Humble            TX      77338   (713)540-1844
53   347   12157     Greens Crossroads          225 W. Greens Rd.             Houston           TX      77067   (713)875-3408
52   334   12159     El Centro Center           1116 N. Imperial Ave.         El Centro         CA      92243   (619)353-3715
51   322   12160     Park Lane Center           274 E. Plumb Lane             Reno              NV      89502   (702)826-2821
53   347   12161     Galveston Plaza            2725 61st Street              Galveston         TX      77553   (409)744-0928
51   323   12163     Roseville Square           1101 Roseville Square         Roseville         CA      95678   (916)783-4072
53   341   12167     Richland Plaza             1328 E. Beltine Road          Richardson        TX      75081   (214)234-3039
53   347   12169     Northeast Square           18-C Uvalde Street            Houston           TX      77015   (713)453-3478
52   333   12172     Citrus Plaza               217 N. Citrus St., #8         West Covina       CA      91791   (818)915-3919
52   333   12173     Mart of Montebello         876 W. Beverly Blvd.          Montebello        CA      90640   (213)721-7743
53   346   12175     North Park Plaza           5892-D Eastex Freeway         Beaumont          TX      77708   (409)892-2340
51   323   12177     Sunrise Mall               6165 Sunrise Mall             Citrus Heights    CA      95610   (916)729-0942
51   321   12178LF   Serramonte Mall            #8C Serramonte Center         Daly City         CA      94015   (415)755-3224
51   321   12179LF   Eastridge Mall             153-A Eastridge Mall          San Jose          CA      95148   (408)238-7500
53   341   12180     French Quarter             4500 S. Broadway              Tyler             TX      75703   (903)561-7835
53   343   12181     Interstate                 2300 Bell, #2                 Amarillo          TX      79106   (806)359-6950
53   347   12182     Gulfway Shopping Center    1420 Airline Drive            Corpus Christi    TX      78412   (512)991-5390
53   343   12183     South Plains Mall          6002 Slide Road, #813         Lubbock           TX      79464   (806)793-5348
53   346   12184     South Gate                 2940 Ryan Street              Lake Charles      LA      70601   (318)433-5745
53   343   12186     Cielo Vista Mall           8401 Gateway W. Blvd., F-4    El Paso           TX      79925   (915)772-8211
52   332   12187     La Canada                  2196 W. Footill Blvd.         La Canada         CA      91011   (818)249-9011
51   322   12190     Redding Fashion Plaza      1611 Hilltop Drive, G         Redding           CA      96001   (916)221-2871
52   332   12191     Barnsdall Square           1625 N. Vermont               Hollywood         CA      90027   (213)666-7196
53   336   12192     The City Mall              16 City Blvd., East, #110     Orange            CA      92668   (714)634-4164
52   337   12193     Plaza Bonita               3030 Plaza Bonita Rd., #1160  National City     CA      92050   (619)475-2775
52   336   12194LF   Buena Park Mall            8393 On the Mall, #32         Buena Park        CA      90620   (714)952-0475
53   343   12195     One Energy Square          3314 Andrews Highway          Odessa            TX      79762   (915)362-4750
51   326   12196     Topanga Plaza              6600 Topanga Cyn., #13A       Canoga Park       CA      91303   (818)702-9637
53   347   12200     Amigoland Mall             301 Mexico Blvd., Suite E-13  Brownsville       TX      78520   (210)546-6743
53   343   12201     Killeen Mall               2100 S. SW Young Dr., #1312   Killeen           TX      76541   (817)690-2337
53   343   12203     Midland Park Mall          4511 N. Midkiff, #C-37        Midland           TX      79705   (915)697-0233
53   341   12205     Park Central Center        3226-A S. Clack               Abilene           TX      79606   (915)695-8361
51   322   12206     South Shore Center         2202 Shore Center, Suite E    Alameda           CA      94501   (510)523-2133
52   337   12207LF   Chula Vista Shopping Ct    555 Broadway, #108            Chula Vista       CA      91910   (619)425-4002
53   341   12209     Wichita Square             3614 Callfield                Wichita Falls     TX      76308   (817)691-7632
53   341   12210     Regency Square             1834 N.W. 52nd Street         Lawton            OK      73505   (405)355-8445
53   341   12211     Walnut Square              2209 S.W. 74th St., #301      Oklahoma City     OK      73159   (405)685-6082
52   339   12212     Ladera Center              5375 W. Centinela Blvd.       Los Angeles       CA      90045   (310)568-8240
51   324   12214     Clovis Towne Center        130 W. Shaw Ave., #102        Clovis            CA      93612   (209)298-8181
53   341   12216     Centre of America          1331 W. Memorial Rd.          Oklahoma City     OK      73114   (405)755-6082
51   327   12218     Valley Fair Mall           3601 S. 2700 West             West Valley City  UT      84119   (801)968-5664
53   343   12219     Mesilla Valley Mall        700 S. Tellshore, #1008       Las Cruces        NM      88001   (505)522-0142
54   354   12221     Oaks Shopping Center       1533 Lee Street               Des Plaines       IL      60018   (708)297-7239
54   352   12222     Downers Park Plaza         7319 Lemont Road              Downers Grove     IL      60516   (708)852-7496
54   354   12223     Springbrook Shopping Ct    160 E. Lake St., S.E., #13    Bloomingdale      IL      60108   (708)351-1045
54   354   12224     Meadows Town Mall          1400 E. Gulf Rd., #260        Rolling Meadows   IL      60008   (708)593-4249
53   346   12225     Eastgate Center            3134 Louisville Ave.          Monroe            LA      71201   (318)323-2439
53   346   12226     East Lake Plaza            9851(A-2) E-10 Service Rd.    New Orleans       LA      70127   (504)243-0328
53   346   12228     Cortana Square             9536 Cortana Plaza            Baton Rouge       LA      70815   (504)926-3218
53   346   12229     Ambassador Row Courtyard   3603-F Ambassador Caffery     Lafayette         LA      70503   (318)988-4505
53   343   12230     Ross Plaza                 4770 Montgomery, NE #8-10     Albuquerque       NM      87110   (505)888-0601

                                                                                                              ZIP
RM   DM    STORE #3  CENTER                        ADDRESS                        CITY                 STATE  CODE    TELEPHONE
53   343   12231     Rio West Mall                 1430 W. I-40 Frontage #158     Gallup               NM     87301   (505) 722-9153
51   321   12233     Milpitas Towne Center         551 E. Calaveras Blvd.         Milpitas             CA     95035   (408) 946-8354
52   333   12234     Commerce Center               502 E. Whittier Blvd.          Commerce             CA     90022   (213) 728-3600
52   334   12236     Rialto Value Center           1517 S. Riverside Ave.         Rialto               CA     92376   (909) 877-6626
52   339   12238     Cypress Fashion Plaza         6876 Katella Avenue            Cypress              CA     90630   (714) 892-9894
52   333   12239     La Cienega                    1837 S. La Cienega Blvd.       Los Angeles          CA     90035   (310) 837-8858
52   336   12240     Santa Fe Springs Mall         13350 Telegraph Rd. #94        Santa Fe Springs     CA     90670   (310) 944-6932
54   352   12241     North Ridge Plaza             1330 North Larkin              Joliet               IL     60431   (815) 725-1193
54   353   12246     Marketplace of Matteson       4158 W. 211th St., Sp. #32-B   Matteson             IL     60443   (708) 481-7676
54   352   12247     Waukegan Plaza                1305 N. Lewis Avenue           Waukegan             IL     60085   (708) 249-1773
51   324   12248     Selma Plaza                   2829 Whitson                   Selma                CA     93662   (209) 896-2737
51   327   12250     Canyon Center                 2071 E. 9400 South, #3         Sandy                UT     84092   (801) 943-2215
51   327   12252     Layton Hills Mall             1076 Layton Hills Mall         Layton               UT     84041   (801) 546-4343
54   353   12254     Lake View Center              15798 La Grange Rd.            Orland Park          IL     60462   (708) 460-4913
54   352   12257     Brookfield Fashion Center     16900-K W. Bluemound Rd. #240  Brookfield           WI     53005   (414) 797-9688
52   336   12259     Mall of Orange                2374 N. Orange Mall            Orange               CA     92665   (714) 637-3940
52   339   12260     Atlantic & Elizabeth          7910-E S. Atlantic Blvd.       Cudahy               CA     90201   (213) 560-9827
54   354   12262     Postal Center                 2908 N. Ashland Blvd.          Chicago              IL     60657   (312) 248-1132
54   354   12263     N. Riverside Park Plaza       7345 W. 25th Street            N. Riverside         IL     60546   (708) 442-0828
54   352   12266     Fox River Mall                4301 W. Wisconsin, Sp. #838    Appleton             WI     54915   (414) 730-8880
54   352   12267     Forest Plaza                  6211 E. State St., #87         Rockford             IL     61008   (815) 397-2508
54   354   12270     Cermark Court Shopping Ct.    2539 W. Cermak                 Chicago              IL     60608   (312) 523-0537
54   355   12273     Westland Crossings            34758 Warren Road              Westland             MI     48185   (810) 525-1144
54   355   12275     Gratiot Center                31902 Gratiot Avenue           Roseville            MI     48066   (810) 293-4900
54   355   12277     Southgate Crossing Center     14870 Dix-Toledo Road          Southgate            MI     48192   (810) 282-1428
51   324   12281     Turlock Towne Center          665-2C N. Golden State, #2C    Turlock              CA     95380   (209) 632-7248
52   339   12282     Paramount Towne Center        16260 Paramount, Bldg E        Paramount            CA     90723   (310) 633-8551
51   324   12284     Heritage Place                204 E. Cross Street            Tulare               CA     93274   (209) 685-8526
52   332   12285     Gateway Center                1773-P E. Palmdale Blvd.       Palmdale             CA     93550   (805) 273-7268
52   339   12286     Hawaiian Gardens              12100 Carson Street            Hawaiian Gardens     CA     90716   (310) 429-4860
51   327   12287     Mervyn's Plaza                2978 N. Alma School Rd.        Chandler             AZ     85224   (602) 732-9616
54   352   12290     Westgate Mall                 442 Westgate Mall              Madison              WI     53711   (608) 274-2440
54   352   12292     Oakwood Mall                  4800 Golf Rd., Sp. #424        Eau Claire           WI     54701   (715) 834-1061
54   354   12294     Melrose Crossings Center      1937 N. Mannheim Road          Melrose Park         IL     60160   (708) 343-5111
54   355   12295     North Towne Mall              343 New Town Sq. Dr., E-10     Toledo               OH     43612   (419) 478-3201
54   353   12301     Speedway Shopping Center      5662-B Crawfordsville Rd.      Speedway             IN     46224   (317) 244-1400
51   323   12302     County Fair Mall              1264 E. Gibson Rd., SE #G-175  Woodland             CA     95695   (916) 661-6804
53   346   12303     Carrollton Central Plaza      3844 Dublin Street             New Orleans          LA     70118   (504) 488-4571
53   346   12304     Westgate Center               8847 Veterans Memorial Blvd.   Metaine              LA     70003   (504) 466-2235
53   346   12305     Elmwood Center                1200 S. Clearview, #1150       Harahan              LA     70123   (504) 734-5925
54   355   12306     Fashion Corners               4375 Bay Road                  Saginaw              MI     48603   (517) 790-7278
52   332   12308     Santa Anita Fashion Mall      256 Santa Anita Fash Park      Arcadia              CA     91006   (818) 447-6456
54   356   12310     Euclid/Superior               13501 Euclid Avenue            East Cleveland       OH     44122   (216) 761-3700
54   356   12311     Kamms Plaza                   3760 Rocky River Drive         West Cleveland       OH     44111   (216) 251-7908
54   356   12312     Southgate Center              21200 Libby Road               Maple Heights        OH     44137   (216) 663-1022
54   356   12313     Pleasant Valley Center        7534 Broadview Road            Parma                OH     44134   (216) 842-0664
54   356   12315     Southland Center              6865-D Southland Drive         Middleburg Hts.      OH     44130   (216) 684-6564
51   326   12316LF   Panorama Mall                 #35 Panorama Mall              Panorama City        CA     91402   (818) 891-4404
54   353   12318     Greenwood Place               7685 S. Shelby St.             Indianapolis         IN     46227   (317) 887-6676
54   354   12319     Riverside Square              3145 S. Ashland Ave., #115     Chicago              IL     60608   (312) 254-3892
54   354   12320     Scottsdale Shopping Center    7929 S. Cicero Avenue          Chicago              IL     60652   (312) 581-0024
54   353   12321     Salem Square                  5555 S. Brainard Ave.          Countryside          IL     60525   (708) 352-8247
52   336   12324LF   Lakewood Center               46 Lakewood Ct. Mall, #1101    Lakewood             CA     90712   (310) 531-3459
52   332   12330LF   Glendale Galleria             2223 Glendale Galleria         Glendale             CA     90210   (818) 241-6561
54   354   12333     Kedzie Plaza                  4758 S. Kedzie                 Chicago              IL     60632   (312) 523-1594
54   355   12334     The Heights                   26434 Ford Road                Dearborn Heights     MI     48127   (810) 274-5426
54   356   12339     Plaza at Chapel Hill          462 Howe Avenue                Cuyahoga Falls       OH     44221   (216) 922-0943
54   356   12340     West Market Plaza             3893 Medina Road               Akron                OH     44313   (216) 666-2094
54   355   12341     Cross Pointe Center           101 E. Alex-Bel Rd., #156      Centerville          OH     45459   (513) 436 4715
54   356   12342     Solon Square                  33431 Aurora Road              Solon                OH     44139   (216) 248-5541
54   356   12343     Ridge Park Square             4778 Ridge Road                Brooklyn             OH     44144   (216) 749-4060
54   354   12344     Western Hills Plaza           6180-D Glenway Avenue          Cincinnati           OH     45211   (513) 481-6565
54   354   12345     Hyde Park Plaza               3880 Paxton Rd., Suite 1       Cincinnati           OH     45209   (513) 321-8311
54   354   12346     Blue Ash Plaza                4130 Hunt Road                 Cincinnati           OH     45236   (513) 791-0830
54   355   12348     Spring Meadows                1482 Spring Meadow Drive       Holland              OH     43528   (419) 866-5690
54   355   12349     Bel-Air Center                8800 E. Eight Mile Road        Detroit              MI     48234   (810) 893-7887
52   337   12350     Bristol Place                 3378 S. Bristol Street         Santa Ana            CA     92704   (714) 545-8204
51   327   12352     Nellis Crossing               1256 Nellis Blvd., #E-125      Las Vegas            NV     89104   (702) 459-8116
51   324   12353     Porterville Town              866 W. Henderson Avenue        Porterville          CA     93257   (209) 784-1136
51   326   12354     Central Plaza                 830 Arneill Road               Camarillo            CA     93010   (805) 388-3828

                                                                                                             ZIP
RM   DM    STORE #            CENTER                    ADDRESS                       CITY           STATE   CODE      TELEPHONE
- --   --    -------            ------                    -------                       ----           -----   ----      ---------
52   337   12472    Plaza Del Obispo            31878 Del Obispo, #112          San Juan Capistrano   CA     92675   (714) 240-0942
52   334   12473    Rancho Calif. Town Center   29720 Rancho Calif. Rd. 3B      Temecula              CA     92591   (909) 699-5181
51   327   12474    Park Mall                   5870 E. Broadway, #850          Tucson                AZ     85711   (602) 745-0595
54   350   12477    Laurel Centre               14776 Baltimore Wash. Blvd.     Laurel                MD     20707   (301) 604-6776
53   347   12478    Shannon Mall                313 Shannon Sq. Park Mall       Union City            GA     30291   (404) 969-0626
54   353   12479    The Parkway                 2103 N. Veterans Pkwy, #322     Bloomington           IL     61704   (309) 664-0844
54   354   12480    Westview Center             1050A Barrington Road           Streamwood            IL     60107   (708) 837-4736
52   339   12483    Baldwin Hills Crens Plaza   3650 W. Martin Luther King      Los Angeles           CA     90008   (213) 294-4034
52   336   12484    Whittwood Mall              15612 Whittwood Lane            Whittier              CA     90603   (310) 947-5697
52   333   12485    Baldwin Park                14547 Ramona Blvd., #813        Baldwin Park          CA     91706   (818) 814-0096
51   321   12486    Cochrane Plaza              128 Cochrane Plaza              Morgan Hill           CA     95037   (408) 778-2668
53   346   12488    Southland Mall              3038 W. Park Ave., #F13         Houma                 LA     70364   (504) 868-2287
53   345   12489    Mall of America             7795 W. Flagler St., #21        Miami                 FL     33144   (305) 267-5052
53   348   12491    Heritage Place              12559 Olive Blvd.               Creve Coeur           MO     63141   (314) 469-1544
54   350   12492    Montgomery                  18280 Contour Rd., #6           Gaithersburg          MD     20879   (301) 948-5780
54   350   12493    Landover Mall               2205 Bright Seat Road, A-1      Landover              MD     20785   (301) 322-7407
54   356   12494    Reisterstown Rd.            6748 Reistertown Rd.            Baltimore             MD     21215   (410) 358-6419
54   350   12495    Iverson Mall                3791 Branch Ave.                Hillcrest             MD     20748   (301) 423-7617
53   348   12496    Lakeland Square             3800 N. Highway, 98, #126       Lakelarnd             FL     33809   (813) 853-2041
53   346   12497    Belle Promenade             1701 Barataria Blvd., #168      Marrero               LA     70072   (504) 348-8901
53   347   12498    Southlake Mall              2305 Southlake Mall             Morrow                GA     30260   (404) 960-8322
52   339   12499    Fox Hills Mall              366 Fox Hills Mall              Culver City           CA     90230   (310) 397-3299
54   352   12503    Gurnee Mills                6170 Grand Avenue               Gurnee                IL     60031   (708) 855-1801
51   327   12507LF  Metro Center                9657-A Metro Parkway West       Phoenix               AZ     85051   (602) 861-1133
52   334   12509    Terra Vista Town Center     10582 Foothill Blvd., #190      Rancho Cucamonga      CA     91730   (909) 948-1783
52   334   12510    Escondido                   1272 G. Auto Parkway            Escondido             CA     92025   (619) 738-8277
53   346   12511    Pierre Bossier              2950 E. Texas Rd., #106         Bossier City          LA     71111   (318) 747-6721
54   350   12512    The Center at Salisbury     2300 N. Salisbury Rd., #J121    Salisbury             MD     21801   (410) 548-5602
54   350   12513    Federal Plaza               12268 Rockville Pike Ste. H     Rockville             MD     20852   (301) 816-0240
54   356   12514    Eastwood Plaza              5555 Youngstown Warren, #402    Niles                 OH     44446   (216) 652-6756
53   348   12515    Overland Plaza              9122 Overland Plaza             Overland              MO     63114   (314) 427-2112
54   353   12516    Northfield Square           1600 N. State Route 50, #708    Bourbonnais           IL     60914   (815) 939-9777
51   327   12517    University Mall             E-83 University Mall            Orem                  UT     84058   (801) 225-4426
52   337   12518    Fountain Valley             18309 Brookhurst St., #4        Fountain Valley       CA     92708   (714) 964-2045
52   332   12519    Huntington Oaks             518 Huntington Drive            Monrovia              CA     91016   (818) 358-4588
54   353   12521    Rivercrest Centre           4839 W. Cal Sag                 Crestwood             IL     90445   (708) 489-5750
53   345   12523    Melbourne                   1700 W. New Haven Ave., #741    Melbourne             FL     32910   (407) 729-8147
53   345   12524    Westchester Shopping Ct     8459 S.W. 24th St.              Miami                 FL     33155   (305) 264-0975
53   345   12525    Sawgrass Mills              12801 W. Sunrise Bl., #281      Sunrise               FL     33323   (305) 846-9041
53   345   12526    Pembroke Commons            508 University Drive            Pembroke              FL     33024   (305) 435-1476
54   353   12527    Woodmar Shopping Center     6606-17B Indianapolis Blvd.     Hammond               IN     46320   (219) 844-4001
54   355   12528    Southland Mall              23000 Eureka Rd., #E-16         Taylor                MI     48180   (810) 374-5960
52   332   12530    Plaza Pasadena              128 The Plaza Pasadena          Pasadena              CA     91101   (818) 564-1728
52   337   12531    Plaza De La Paz             27281 La Paz Rd., Suite P       Laguna Niguel         CA     92656   (714) 831-8837
52   336   12532    Corona Hills                340 McKinley St., #101          Corona                CA     91719   (909) 272-6607
52   336   12533    Chino                       4200 Chino Hills Pkwy, #670     Chino Hills           CA     91709   (909) 393-7427
54   355   12534    Northland Mall              21500 N. Western Hwy., E24      Southfield            MI     48075   (810) 443-5722
53   345   12538    Westland                    3800 W. 18th Ave., #120         Hialeah               FL     33012   (305) 828-6394
53   346   12540    Alexandria Mall             3437 Masonic Dr., #1566         Alexandria            LA     71301   (318) 473-4303
54   353   12541    Village Park                1950-B Greyhound Pass           Carmel                IN     46032   (317) 846-7230
54   356   12542    Eastpoint Mall              7833 Eastpoint Mall             Baltimore             MD     94611   (410) 288-5298
54   356   12543    Annapolis Harbor Center     2528 Soloms Island Rd.          Annapolis             MD     21401   (410) 224-0766
51   322   12544    Rockridge Center            5110 Broadway                   Oakland               CA     94611   (510) 601-0151
52   336   12545    Lake Elsinore Town Center   32295 Mission Trail Road        Lake Elsinore         CA     92330   (909) 245-5275
54   350   12546    Chesapeake Square           4200 Portsmouth Blvd.           Chesapeake            VA     23321   (804) 465-8086
54   350   12547    Coliseum Mall               1800 W. Mercury Blvd., #A4      Hampton               VA     23666   (804) 825-0827
52   334   12548    Mall of Victorville         14400 Bear Valley Road          Victorville           CA     92392   (619) 955-6325
52   333   12549    Plaza at West Covina        1200 W. Covina Pkwy, #514       West Covina           CA     91790   (818) 962-7108
52   333   12550    La Verne Towne Center       2418-C Foothill Blvd.           La Verne              CA     91750   (909) 596-5596
54   355   12551    Redford Plaza               9335 Telegraph Road             Redford               MI     48239   (810) 537-6328
51   326   12552    Santa Maria Town Center     115 Town Center East            Santa Maria           CA     93454   (805) 928-7471
51   326   12553    Esplanade Mall              183 Esplanade Mall              Oxnard                CA     93030   (805) 485-4229
51   324   12554    Hanford Mall                1675 W. Lacey Blvd., #H5        Hanford               CA     93230   (209) 584-1173
54   350   12555    Potomac Mills               2700 Potomac Mills Cir. #148    Prince                VA     22193   (703) 491-6327
52   334   12556    Moreno Valley Mall          22500 Towngate Circle, #2205    Moreno Valley         CA     92553   (909) 653-7697
51   321   12557    Mervyn's Plaza              2064 El Camino Real             Santa Clara           CA     95051   (408) 261-9480
51   356   12562    Marley Station              7900 Gov. Ritchie Hwy. #19      Glen Burnie           MD     21061

           331 TOTAL STORES

Distribution Center     HQ Property             City of Industry, CA

                                                                                                         ZIP
RM   DM    STORE #         CENTER                       ADDRESS                   CITY         STATE    CODE     TELEPHONE
- --   --    -------         ------                       -------                   ----         -----    ----     ---------
52   332   12355     Canyon Country             19188 Soledad Canyon Road     Canyon Country    CA      91351   (805)252-5212
54   353   12357     Applewood Village          1908 Applewood Center Drive   Anderson          IN      46015   (317)644-0249
52   333   12358     San Dimas Plaza            957 West Arrow Highway        San Dimas         CA      91773   (909)592-9757
54   353   12362     Northgate Mall             2800 N. Waters St., #75       Decatur           IL      62526   (217)877-3953
54   353   12364     Market View                13 Market View                Champaign         IL      61820   (217)359-8240
54   355   12366     Salem                      5465 Salem Pike               Dayton            OH      45426   (513)854-1387
54   356   12367     Oak Park Center            2474 Lincoln Way East         Massillon         OH      44646   (216)837-2121
51   323   12368     Elkhorn Center             4341 Elkhorn Blvd.            N. Sacramento     CA      95842   (916)344-6873
53   343   12369     Old Mill Place             7040 Bandera Road             San Antonio       TX      78238   (210)680-4377
51   323   12373     Factoria Square            4086 128th Ave., SE, H-16     Bellevue          WA      98006   (206)562-1495
51   327   12375     Santa Cruz Plaza           3720 South 16th Avenue        Tucson            AZ      85713   (602)624-3479
52   337   12376     Crossroads                 3800 Barrance Parkway, J      Irvine            CA      92714   (714)551-3590
52   337   12378     Garden Grove Pavillion     12093 S. Brookhurst St.       Garden Grove      CA      92640   (714)534-1379
52   334   12379     Twin Peaks Plaza           14761 Pomerado Road           Poway             CA      92064   (619)486-3312
54   352   12381     Regency Point              2310 S. Greenbay Rd., #F      Racine            WI      53406   (414)554-6067
54   353   12382     Commons of Chicago         247 Commons Drive             Chicago Ridge     IL      60415   (708)636-1344
54   352   12384     Danada Square              86 Danada Square West         Wheaton           IL      60187   (708)668-2009
53   341   12386     Woodland Hills             7021 S. Memorial Drive        Tulsa             OK      74133   (918)250-1957
54   354   12388     Florence Square            7733-A Mall Road              Florence          KY      41042   (606)283-9499
54   355   12389     Livonia Plaza              30951 5 Mile Road, #86        Livonia           MI      48150   (810)427-3690
54   355   12390     Commerce Towne             3050 Union Lake Road, #3D     Commerce          MI      48382   (810)363-0488
53   348   12393     Central Plaza              15305 Manchester Road         Ballwin           MO      63011   (314)394-4755
53   348   12394     Dierberg's Clocktower      11238 W. Florissant Road      Florissant        MO      63033   (314)838-6053
53   345   12396     University                 417 S. Semoran Blvd.          Winter Park       FL      32792   (407)657-1787
53   345   12397     Skyview Plaza              7671 S. Orange Blossom Trl.   Orlando           FL      32809   (407)855-0351
53   345   12401     Crossroads                 3922 Northlake Blvd.          Palm Beach        FL      33403   (407)694-8627
53   345   12402     Deerfield Mall             3828 W. Hillsboro Blvd.       Deerfield         FL      33442   (305)427-8778
53   348   12404     Cypress Point              25865 E. US Hwy. 19, N        Clearwater        FL      34623   (813)791-8817
51   323   12407     Gresham Town Fair          610 N.W. Eastman Parkway      Gresham           OR      97030   (503)669-0252
51   323   12408     Clackamas                  8946 Sunnyside Road           Clackamas         OR      97015   (503)652-9043
51   323   12412     Greentree Square           505 S.E. Everett Mall Way     Everett           WA      98204   (206)353-7259
51   323   12413     Century Square             32041 Pacific Hwy. South      Federal Way       WA      98003   (206)839-6306
53   345   12414     Colonial                   4652 E. Colonial Drive        Orlando           FL      32803   (407)898-6973
53   345   12415     TJ Maxx Plaza              7364 S.W. 117th Avenue        Kendall           FL      33183   (305)595-0845
53   348   12416     Rengency Square            2452 W. Brandon Blvd.         Brandon           FL      33511   (813)654-3996
53   348   12417     Largo Mall                 10500 Ulmerton Rd., #620      Largo             FL      34641   (813)586-4699
53   348   12418     Crossroads Center          38 Crossroads Center          Fairview Heights  IL      62208   (618)397-8908
53   348   12419     Hampton Village            34 Hampton Village Center     St. Louis         MO      63109   (314)481-9143
53   341   12420     Arlington Park             3701 S. Cooper, #151          Arlington         TX      76015   (817)784-8705
53   347   12421     Baybrook Square            1273 W. Bay Area Blvd.        Webster           TX      77598   (713)332-2867
52   334   12422     Tri-City Center            1458 Industrial Park, #A1     Redlands          CA      92374   (909)792-5783
52   339   12424     Hawthorne                  12036 Hawthorne Plaza, #U3    Hawthorne         CA      90250   (310)978-0756
51   322   12425     Factory Nut Tree           311-J Nut Tree Rd.            Vacaville         CA      95687   (707)446-9643
53   348   12431     Crosswinds Center          2056 66th St., N #139         St. Petersburg    FL      33710   (813)343-6675
53   345   12432     IntraCoastal Mall          3745 N.E. 163rd Street        North Miami       FL      33160   (305)949-1065
54   356   12433     Boardman Plaza             #35 Boardman/Centerfield Rd.  Youngstown        OH      44512   (216)726-5685
51   323   12435     Bellis Fair Mall           1 Bellis Fair Pkwy, #118      Bellingham        WA      98226   (206)647-9492
52   332   12436     Kinney Cut-Down            13711 Foothill Blvd.          Sylmar            CA      91342   (818)362-0511
51   321   12437     Sunnyvale Town             1175 Town Center Lane         Sunnyvale         CA      94086   (408)733-3317
52   332   12439     Kinney Cut-Down            12512 N. Victory Blvd.        North Hollywood   CA      91606   (818)508-6109
51   322   12443     Navato Fair                922 Diablo Avenue             Novato            CA      94945   (415)892-2213
52   334   12444     Midtown Square             16930-G Main Street           Hesperia          CA      92345   (619)949-8224
52   334   12445     Mission Gorge              9720 Mission Gorge Rd., A&B   Santee            CA      92071   (619)562-5381
51   324   12447     Valley Plaza               2701 Ming Avenue, #64         Bakersfield       CA      93304   (805)832-4048
54   350   12448     Plaza at Landmark          6204 Little River Turn Pike   Alexandria        VA      22312   (703)354-8663
54   350   12449     Fair City Mall             9662 Main Street              Fairfax           VA      22031   (703)239-8830
53   348   12451     South County Mall          424 S. County Center Way      St. Louis         MO      63129   (314)894-3406
52   333   12452LF   Montebello Town Center     2011 Montebello Town Center   Montebello        CA      90640   (213)888-1370
51   321   12453LF   Oakridge Mall              110 Oakridge Mall             San Jose          CA      95123   (408)281-4082
52   337   12454LF   Laguna Hills Mall          24155 Laguna Hills Mall #1750 Laguna Hills      CA      92653   (714)586-4829
54   350   12455     Forest Village             3393 Donnel Drive             Forestville       MD      20747   (301)967-1883
54   350   12456     Westgate Plaza             8085 Sudley Road              Manassas          VA      22110   (703)368-3692
53   348   12457     Fashion Square             3657 W. Waters Avenue         Tampa             FL      33614   (813)935-6686
53   347   12459     King's Market              1425 Market Blvd., #560       Roswell           GA      30076   (404)641-1129
53   343   12460     Market Center              11130 Lomas Blvd., N.E. #F4   Albuquerque       NM      87112   (505)291-8794
51   327   12461     Scottsdale                 8980 E. Indian Bend Rd., #D4  Scottsdale        AZ      85250   (602)998-8410
51   323   12463     Sunset Esplanade           2322 Tualation Valley Hwy.    Hillsboro         OR      97123   (503)640-6907
54   352   12464     Machesney Park             8750 N. 2nd Street            Rockford          IL      61111   (815)633-4955
51   321   12465LF   New Park Mall              1213 New Park Mall            Newark            CA      94560   (510)796-3669
52   339   12469     Carson Mall                283 Carson Mall               Carson            CA      90746   (310)715-2516

VIA FEDERAL EXPRESS


                                                                       FOOTHILL.

November 9, 1995


Mr. Bernie Tessler
President
C/O Little Folk Shop, Inc.
801 Sentous Avenue
City of Industry, CA 91748

Re:      AMENDMENT NO. ONE TO THE LOAN
         AND SECURITY AGREEMENT ("AMENDMENT")

Dear Mr. Tessler:

Enclosed please find two (2) execution copies of the above referenced Amendment to be signed on behalf of LFS Acquisition Corp., and reaffirmed by Mr. Bernard Tessler. Please return one (1) fully executed Amendment via Federal Express to my attention and retain the remaining with your records.

If you have any questions, please give me a call at (310) 996-7144.

Sincerely,

FOOTHILL CAPITAL CORPORATION


/s/ MICHELLE L. MARTINEZ
- ----------------------------
Michelle L. Martinez
Loan Security Administrator


/mm

Enclosures


                   Foothill Capital Corporation / 310-996-7000
    11111 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025-3333

                               A NORWEST COMPANY

                         AMENDMENT NO. ONE TO THE LOAN
                             AND SECURITY AGREEMENT
                             LFS ACQUISITION CORP.


         This Amendment No. One To The Loan And Security Agreement (the "Amendment") is entered into as of the 8th day of November, 1995, by and between LFS ACQUISITION CORP., a Delaware corporation ("Borrower"), whose chief executive office is located at 801 Sentous Avenue, City of Industry, California 91748 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                     FACTS

         FACT ONE:        Foothill and Borrower have previously entered into
that certain Loan And Security Agreement, dated May 31, 1995 (the "Agreement").

         FACT TWO:        Foothill and Borrower desire to further amend the
Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

         NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

         1.      Notwithstanding anything to the contrary contained in Section
2.1 (a)(1) and Section 2.1 (a)(2) of the Agreement, Borrower's cost of Eligible Inventory shall be (i) sixty five percent (65%) from December 1, 1995 through December 10, 1995, (ii) sixty four percent (64%) from December 11, 1995 through December 17, 1995, (iii) sixty three percent (63%) from December 18, 1995 through December 24, 1995, and (iv) sixty two percent (62%) from December 25, 1995 through December 30, 1995. On December 31, 1995, said Eligible Inventory shall revert to the original terms of the Agreement.

         2. Notwithstanding anything to the contrary contained in Section 2.1(c) of the Agreement, the "Maximum Amount" for purposes of the Agreement shall be at Twenty Three Million Dollars ($23,000,000) from November 2, 1995 through December 31, 1995. On January 1, 1996, the Maximum Amount shall revert to the original term of the Agreement.

         3. Foothill shall charge Borrower's loan account a fee in the amount of $50,350 upon execution and delivery to Foothill of this Amendment. Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

         4. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in fun force and effect.

         IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.


FOOTHILL CAPITAL CORPORATION              LFS ACQUISITION CORP.
a California corporation                  a Delaware corporation


By       /s/ LISA M. GONZALES             By /s/ BERNARD TESSLER, PRESIDENT
   ------------------------------            ------------------------------
         Lisa M. Gonzales                          Bernard Tessler

Its      Assistant Vice President         Its      President
    -----------------------------             -----------------------------

- ------------------------------------------------------------------------------

By its acceptance below this ___ day of November, 1995, the undersigned guarantor hereby reaffirms its Continuing Guaranty dated May 31, 1995 and consents to the above-stated terms.


                                          HOLTZMAN'S LITTLE FOLK SHOP, INC.
                                          a California corporation


                                          By /s/ BERNARD TESSLER, PRESIDENT
                                             ------------------------------
                                                   Bernard Tessler

                                          Its      President
                                              -----------------------------

VIA FEDERAL EXPRESS


                                                                       FOOTHILL.

February 21, 1995


Mr. Bernie Tessler
President
C/O Little Folk Shop, Inc.
801 Sentous Avenue
City of Industry, CA 91748

Re: LFS ACQUISITION CORP.

Dear Mr. Tessler:

Enclosed please find an executed copy of Amendment No. Two to the Loan And Security Agreement regarding the above referenced company for your records.

If you have any questions regarding the enclosed, please feel free to call me at (310) 996-7144.

Sincerely,

FOOTHILL CAPITAL CORPORATION


/s/ MICHELLE L. MARTINEZ
- ----------------------------
Michelle L. Martinez
Loan Security Administrator


/mm
Enclosures

cc:      Robert C. Colton, Esq.

                   Foothill Capital Corporation / 310-996-7000
    11111 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025-3333

                               A NORWEST COMPANY

              AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT


        This Amendment Number Two to Loan and Security Agreement ("Amendment") is entered into as of February 1, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and LFS ACQUISITION CORP., a Delaware corporation ("Borrower"), in light of the following:

        A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of May 31, 1995 (as amended, the "Agreement").

        B. Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.


        NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:


        1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        2.      AMENDMENTS.

                (a) The definition of Reference Rate in Section 1.1 of the Agreement is amended as follows:

                        "Reference Rate" means the variable rate of interest,
                per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor to the foregoing institution as its "prime rate" or "reference rate" as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

                (b) Section 2.1(a)(1) of the Agreement is amended as follows, but only for the periods of February 1, 1996 through April 30, 1996 and July 1, 1996 through August 31, 1996 or on such earlier date as Borrower has elected in writing to terminate the amendment to such section;

                        (1) During the months of February through April of 1996, and July and August of 1996, the lower of: thirty five percent (35%) of the retail selling price of Eligible Inventory or sixty five percent (65%) of Borrower's cost of Eligible Inventory, and

                (c) The second sentence of Section 2.2(d) of the Agreement is amended as follows:

                        On the first day of each month, Borrower will pay
                Foothill a fee equal to two percent (2%) per annum times the actual Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

                (d)     Section 2.5(a) and (b) are amended to read as follows:

                        (a) Interest Rate. All Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest, on the actual Daily Balance, at a per annum rate of two (2) percentage points above the Reference Rate.

                        (b) Default Rate. All Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest, from any after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to five (5) percentage points above the Reference Rate. From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to five percent (5%) per annum times the actual Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

                (e) The second sentence of Section 2.6 is amended as follows:

                        From and after February 1, 1996, Foothill shall be
                entitled to charge Borrower for two (2) Business Days of clearance at the applicable rates set forth in Sections 2.5(a) and 2.5(b) (applicable to advances under Section 2.1) on all collections, checks, wire transfers or other items of payment that are received by Foothill (regardless of whether forwarded by the Lock Box Banks to Foothill, whether provisionally applied to reduce the Obligations, or otherwise).

                (f) Section 6.13 of the Agreement is hereby amended as follows, but only for the quarters ending January 31, 1996, April 30, 1996 and July 31, 1996:

                        6.13    FINANCIAL COVENANTS.  Borrower shall remain:

                        (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least the following, measured on a fiscal quarter-end basis:

                                (1)     eighty five one hundredths to one
                        (0.85:1.0) as of January 31, 1996;

                          (2) eighty one hundredths to one (0.80:1.0) as of April 30, 1996 and July 31, 1996;

                 (b) Total Liabilities to Tangible Net Worth Ratio. A ratio of Borrower's total liabilities (other than the Subordinated Indebtedness and Indebtedness to Woolworth pursuant to the Purchase Agreement) divided by Tangible Net Worth of not more than one of the following, measured on a fiscal quarter-end basis:

                          (1) fifteen to one (15:1.0) as of January 31, 1996;

                          (2) twenty five to one (25:1.0) as of April 30, 1996;

                          (3) fifty five to one (55:1.0) as of July 31, 1996.

                 (c) Tangible Net Worth. A Tangible Net Worth measured on a fiscal quarter-end basis of not less than the following:

                          (1) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) as of January 31, 1996;

                          (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) as of April 30, 1996;

                          (3) Two Hundred Fifty Thousand Dollars ($250,000) as of July 31, 1996; and

                 (d) Working Capital. Working Capital of not less than the following negative amounts, measured on a fiscal quarter-end basis:

                          (1) Two Million Five Hundred Thousand Dollars (-$2,500,000) as of January 31, 1996;

                          (2) Four Million Five Hundred Thousand Dollars (-$4,500,000) as of April 30, 1996;

                          (3) Five Million Dollars (-$5,000,000) as of July 31, 1996.

         For purpose of calculating the financial covenants contained in this
Section 6.13, Two Million Two Hundred Thousand Dollars ($2,200,000) of Borrower's Consolidated Current Liabilities owed to Woolworth shall be excluded through July 31, 1996 unless one of the following events occurs during such period: (a) Borrower shall have settled its litigation with Woolworth, or (b) Borrower's parent, Kids Mart, Inc. (formerly Frost Hanna), shall have issued additional equity securities in either a public or private transaction. Upon consummation of either one or both of the events set forth in (a) or (b) above, whether prior to, on or after July 31, 1996, Foothill and Borrower shall amend this Section 6.13 to give effect to such event in the same manner that they utilized in establishing the covenants in Amendment Number One to Loan and Security Agreement dated as of February 1, 1996.

        3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects of the date hereof.

        4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

        5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the following:

        (a) Payment by Borrower to Foothill of an amendment fee in the aggregate amount of Ninety Thousand Dollars ($90,000). The amendment fee shall be charged to Borrower's loan account pursuant to Section 2.5(d) of the Agreement and shall be payable on the first day of each month as follows:

                (1) $15,000 each for the months of February through April, 1996,

                (2) $20,000 for the month of July, 1996, if Section 2(b) of this Amendment remains in effect on the first day of such month, and

                (3) $25,000 for the month of August, 1996, if Section 2(b) of this Amendment remains in effect on the first day of such month; and

        (b) Receipt by Foothill of an executed copy of this Amendment.

        6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provision of this Agreement shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        8. COUNTERPARTS: EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By:   /s/  MARTIN VALENCIA
                                           ------------------------------------
                                        Title:  Assistant Vice President
                                               --------------------------------


                                        LFS ACQUISITION CORP.,
                                        a Delaware corporation

                                        By:  /s/  BERNARD TESSLER
                                           ------------------------------------
                                                Bernard Tessler, President

        The undersigned has executed a Continuing Guaranty in favor of Foothill Capital Corporation ("Foothill") respecting the obligations of LFS ACQUISITION CORP. ("Borrower") owing to Foothill. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Continuing Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Foothill to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                        HOLTZMAN'S LITTLE FOLK SHOP, INC.,
                                        a California corporation


                                        By:  /s/  BERNARD TESSLER
                                           -------------------------------------
                                                Bernard Tessler, President

VIA FEDERAL EXPRESS


April 11, 1996

                                                                       FOOTHILL.

LFS Acquisition Corp.
801 Sentous Avenue
City of Industry, CA 91748
Attn:    Bernie Tessler

Re:      LFS ACQUISITION CORP.

Gentlemen:

         Reference is hereby made to that certain Loan And Security Agreement by and between Foothill Capital Corporation ("Foothill") and LFS Acquisition Corp. ("Borrower") dated as of May 31, 1995 (as amended and supplemented, "the Agreement"). Borrower has informed Foothill that it was not in compliance with Sections 6.13(a), (b), (c) and (d) of the Agreement for its fiscal quarter ended January 31, 1996 and has requested that Foothill waive compliance of said Sections.

         Section 6.13(a) of the Agreement states that Borrower shall maintain a ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least eighty five one hundredths to one (0.85:1.0) as of January 31, 1996.

         Section 6.13(b) of the Agreement requires that Borrower shall maintain a ratio of Borrower's total liabilities to Tangible Net Worth of not more than fifteen to one (15:1.0) as of January 31, 1996.

         Section 6.13(c) of the Agreement stipulates that Borrower shall maintain a Tangible Net Worth of not less than Two Million Seven Hundred Fifty Thousand Dollars ($2,750,0000) as of January 31, 1996.

         Section 6.13(d) of the Agreement mandates that Borrower shall maintain a Working Capital of not less than the negative amount of Two Million Five Hundred Thousand Dollars (-$2,500,000) as of January 31, 1996.

         Foothill hereby agrees to waive Borrower's compliance as stated above for Sections 6.13(a), (b), (c) and (d) of the Agreement for Borrower's fiscal quarter ended January 31, 1996 only.



                   Foothill Capital Corporation / 310-996-7000
    11111 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025-3333

                               A NORWEST COMPANY

LFS Acquisition Corp.
April 11, 1996
Page Two

Foothill shall charge Borrower's loan account a fee in the amount of $4,000. Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

Foothill's waiver is effective only to the extent specifically stated above and does not effect or diminish Foothill's rights hereafter to require strict performance by Borrower of each provision of the Agreement. Foothill's rights and remedies under the Agreement continue in full force and effect and the consequences of any act or failure to act on the part of Borrower which would constitute an Event of Default, as defined in the Agreement and to which Foothill has not herein specifically consented are not waived.

Sincerely,

FOOTHILL CAPITAL CORPORATION


By /s/ MARTIN VALENCIA
   ----------------------------
       Martin Valencia

Its    Assistant Vice President
   ----------------------------




                   Foothill Capital Corporation / 310-996-7000
    11111 Santa Monica Blvd., Suite 1500, Los Angeles, California 90025-3333

                               A NORWEST COMPANY

             AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT


         This Amendment Number Three to Loan and Security Agreement ("Amendment") is entered into as of April 15, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and LFS ACQUISITION CORP., a Delaware corporation ("Borrower"), in light of the following:

         A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of May 31, 1995 (as amended, the "Agreement").

         B. Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

         NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

         1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

         2.      AMENDMENTS.

                 Section 6.13 of the Agreement is hereby amended in its entirety as follows:

                         6.13    FINANCIAL COVENANTS.  Borrower shall maintain:

                                  (a)      Current Ratio.  A ratio of
                 Consolidated Current Assets divided by Consolidated Current Liabilities of at least the following, measured on a fiscal quarter-end basis: .55:1.00;

                                  (b)      Tangible Net Worth.  A Tangible Net
                 Worth measured on a fiscal quarter-end basis of not less than the following negative amounts:

                                        (1)     -$4,500,000 as of April 30,
                                                1996;

                                        (2)     -$6,000,000 as of July 31,
                                                1996; and

                                        (3)     -$5,000,000 for all subsequent
                                                fiscal quarters.

                                  (c) Working Capital. Working Capital of not less than the following negative amounts, measured on a fiscal quarter-end basis:

                        (1)   -$10,000,000 as of April 30, 1996;

                        (2)   -$11,500,000 as of July 31, 1996;

                        (3)   -$10,500,000 as of October 31, 1996;

                        (4)   -$9,750,000 for all subsequent fiscal quarters.

        For purpose of calculating the financial covenants contained in this
Section 6.13, Two Million Two Hundred Thousand Dollars (2,200,000) of Borrower's Consolidated Current Liabilities owed to Woolworth shall be excluded through April 30, 1997 unless one of the following events occurs during such period: (a) Borrower shall have settled its litigation with Woolworth, or (b) Borrower's parent, Kids Mart, Inc. (formerly Frost Hanna), shall have issued additional equity securities in either a public or private transaction. Upon consummation of either one or both of the events set forth in (a) or (b) above, whether prior to, on or after April 30, 1997, Foothill and Borrower shall amend this Section 6.13 to give effect to such event in the same manner that they utilized in establishing the covenants in Amendment Number One to Loan and Security Agreement dated as of February 1, 1996.

        3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

        4. NO DEFAULTS. Borrower hereby affirms to foothill that no Event of Default has occurred and is continuing as of the date hereof.

        5.      CONDITION PRECEDENT.    The effectiveness of this Amendment is
expressly conditioned upon the following:

                (a) Payment by Borrower to Foothill of an amendment fee in the aggregate amount of Fifty Thousand Dollars ($50,000). The amendment fee shall be charged to Borrower's loan account pursuant to Section 2.5(d) of the Agreement and shall be payable on the date hereof.

                (b)  Receipt by Foothill of an executed copy of this Agreement.

        6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of the Amendment shall govern. In all other respects, the Agreement as amended and supplemented hereby, shall remain in full force and effect.

        8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By:  /s/  MARTIN VALENCIA
                                           ------------------------------------
                                        Title:  Assistant Vice President
                                               --------------------------------


                                        LFS ACQUISITION CORP.,
                                        a Delaware corporation

                                        By:  /s/  BERNARD TESSLER
                                           ------------------------------------
                                                Bernard Tessler, President

        The undersigned has executed a Continuing Guaranty in favor of Foothill Capital Corporation ("Foothill") respecting the obligations of LFS ACQUISITION CORP. ("Borrower") owing to Foothill. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Continuing Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Foothill to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                        HOLTZMAN'S LITTLE FOLK SHOP, INC.,
                                        a California corporation


                                        By:  /s/  BERNARD TESSLER
                                           -------------------------------------
                                                Bernard Tessler, President

              AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT


        This Amendment Number Four to Loan and Security Agreement ("Amendment") is entered into as of June 10, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and LFS ACQUISITION CORP., a Delaware corporation ("Borrower"), in light of the following:

        A. Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of May 31, 1996 (as amended, the "Agreement").

        B. Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.


        NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

        1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        2.      AMENDMENTS.

                (a) The final sentence of the definition of "Eligible Inventory" is hereby amended as follows:

                "Eligible Inventory shall not include obsolete items, restrictive or custom items, raw materials, work-in-process, components that are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to Foothill's perfected security interests, Inventory acquired on consignment, and slow moving Inventory which means Inventory held by Borrower in excess of the number of months for the periods set forth below:

                                                        Number of Months
                                                        ----------------

                        Prior to June 15, 1996          12 months

                        June 15, 1996 through
                        July 14, 1996                   11 months

                        July 16, 1996 through
                        August 14, 1996                 10 months

                        August 15, 1996 through
                        September 14, 1996               9 months

                        September 15, 1996 through
                        October 14, 1996                 8 months

                        October 15, 1996 through
                        November 14, 1996                7 months

                        November 15, 1996 and at
                        all times thereafter             6 months."

                (b) Section 2.1(a) of the Agreement is amended additional to the Borrowing Base an additional amount of $2,000,000 (the "Overadvance") from June 10, 1996 through February 1, 1997. Thereafter, the Borrowing Base shall not include any portion of the Overadvance.

                (c) The first sentence of Section 3.3 of the Agreement is hereby amended in its entirety to read as follows:

                "This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on May 31, 1999 (the "Renewal Date") and automatically shall be renewed for successive one-year periods thereafter, unless sooner terminated pursuant to the terms hereof."

                (d) Section 3.5 of the Agreement is amended in its entirety to read as follows:

                "3.5    EARLY TERMINATION BY BORROWER.  The provisions of
        Section 3.5 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon sixty days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") in an amount equal to (a) 3% of the Maximum Amount prior to June 1, 1997 (b) 2% of the Maximum Amount from June 1, 1998 until May 31, 1999; provided, however, if Borrower terminates this Agreement as the result of Foothill's material breach hereunder, no Early Termination Premium need be paid."

                (e)     The following additional sections are added to the
Agreement:

                "6.18   SUPPLIER TERMS.  At all times on or after August 31,
        1996, Borrower shall receive payment terms from its major suppliers and factors which will average not less than 30 days from invoice date."

                "6.19   ADDITIONAL EQUITY.  On or before September 30, 1996,
        Borrower shall have received proceeds from a private placement by Kids Mart, Inc. of equity securities for an amount of not less than $2,000,000 or shall have substantially completed such private placement."

                "6.20   COMPLIANCE WITH FINANCIAL PROJECTIONS.  For the periods
        June 1996 through January 1997, Borrower must be within at least 85% of its financial projections for net revenues; earnings before interest, taxes, depreciation and amortization; and net income. For purposes of this Section 6.20, Borrower's projections shall be those projections most recently delivered by Borrower to Foothill prior to June 10, 1996."

        3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

        4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

        5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the following:

        (a)     Receipt by Foothill of an executed copy of this Amendment.

        (b) Receipt by Foothill of a five year Warrant to purchase 100,000 shares of Common Stock of Borrower's parent, Kids Mart, Inc., a Florida corporation, in the form attached hereto.

        6. FEES, COSTS AND EXPENSES. Borrower shall pay to Foothill: (a) all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents, and (b) the following fees for this Amendment and the Overadvance:
(1) $15,000 per month for the months of June 1996 through January 1997 which fee is payable on the first day of each month in advance; and (2) $7,500 for each month that any portion of the Overadvance is outstanding (and an additional $7,500 for each month in which the Overadvance exceeds $1,000,000 on any day), which fees are payable on the first day of each month in arrears.

        7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By:  /s/  MARTIN VALENCIA
                                           ------------------------------------
                                        Title:  Assistant Vice President
                                               --------------------------------


                                        LFS ACQUISITION CORP.,
                                        a Delaware corporation

                                        By:  /s/  BERNARD TESSLER
                                           ------------------------------------
                                                Bernard Tessler, President

        The undersigned has executed a Continuing Guaranty in favor of Foothill Capital Corporation ("Foothill") respecting the obligations of LFS ACQUISITION CORP. ("Borrower") owing to Foothill. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Continuing Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Foothill to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                        HOLTZMAN'S LITTLE FOLK SHOP, INC.,
                                        a California corporation


                                        By:  /s/  BERNARD TESSLER
                                           -------------------------------------
                                                Bernard Tessler, President

                        AMENDMENT NO. FIVE TO THE LOAN
                             AND SECURITY AGREEMENT
                             LFS ACQUISITION CORP.


         This Amendment No. Five To The Loan And Security Agreement (the "Amendment") is entered into as of the 19th day of July, 1996, by and between LFS ACQUISITION CORP., a Delaware corporation ("Borrower"), whose chief executive office is located at 801 Sentous Avenue, City of Industry, California 91748 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                     FACTS

         FACT ONE:        Foothill and Borrower have previously entered into
that certain Loan And Security Agreement, dated May 31, 1995 (as amended and supplemented, the "Agreement").

         FACT TWO:        Foothill and Borrower desire to further amend the
Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

         NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

         1. Section 2.1(a) of the Agreement is hereby amended to extend the $2,000,000 Overadvance period from June 10, 1996 through February 15, 1997. Thereafter, the Borrowing Base shall not include any portion of the Overadvance.

         2. Foothill shall charge Borrower's loan account a fee in the amount of $250.00 upon execution and delivery to Foothill of this Amendment. Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

         3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

         IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.


FOOTHILL CAPITAL CORPORATION              LFS ACQUISITION CORP.
a California corporation                  a Delaware corporation


By       /s/ MARTIN VALENCIA              By /s/ BERNARD TESSLER
   ------------------------------            ------------------------------
         Martin P. Valencia                      Bernard Tessler

Its      Assistant Vice President         Its    President
    -----------------------------             -----------------------------

- -------------------------------------------------------------------------------

By its acceptance below this 24 day of July, 1996, the undersigned guarantor hereby reaffirms its Continuing Guaranty dated May 31, 1995 and consents to the above-stated terms.


                                          HOLTZMAN'S LITTLE FOLK SHOP, INC.
                                          a California corporation


                                          By /s/ BERNARD TESSLER
                                             ------------------------------
                                                 Bernard Tessler

                                          Its    President
                                              -----------------------------





                                       2